Prospectus Supplement
(To Prospectus Dated March 5, 1998)
$228,938,158.83

UACSC 1998-A Auto Trust

$28,825,000.00    5.6111%   Class A-1 Money Market Automobile Receivable Backed
                            Certificates
$74,725,000.00    5.92%     Class A-2 Automobile Receivable Backed Certificates
$45,200,000.00    6.05%     Class A-3 Automobile Receivable Backed Certificates
$51,000,000.00    6.11%     Class A-4 Automobile Receivable Backed Certificates
$29,188,158.83    6.23%     Class A-5 Automobile Receivable Backed Certificates

Class I Interest Only Automobile Receivable Backed Certificates

UAC Securitization Corporation
Depositor
                                                    [UACSC LOGO]
Union Acceptance Corporation
Servicer

     Interest at the applicable pass-through rate shown above, will be distributed to Class A Certificateholders (as defined herein) on the third business day after the 5th day of each month (the "Distribution Date"), beginning April 8, 1998. Principal will be distributed to Class A Certificateholders on each Distribution Date in the sequence described herein. The Class I Certificates will not receive principal payments, but interest at the Class I Pass-Through Rate of 1.55% per annum on the Notional Principal Amount (as defined herein) of the Class I Certificates on each Distribution Date until the Notional Principal Amount has been reduced to zero as provided herein. Each Certificate offered hereby will represent an undivided interest in the UACSC 1998-A Auto Trust (the "Trust") to be formed by UAC Securitization Corporation, a Delaware corporation, having its principal office and place of business in Bonita Springs, Florida (the "Depositor"). The Trust property will include an irrevocable insurance policy guaranteeing payments of interest and principal on the Class A Certificates and Class I Monthly Interest (the
"Policy") issued by MBIA Insurance Corporation (the "Insurer") and a Spread Account for the benefit of the Class A Certificateholders and the Class I Certificateholders, as well as the Insurer. Concurrently with the issuance of the Class A Certificates and the Class I Certificates, the Trust will issue a Class IC Automobile Receivable Backed Certificate (the "Class IC Certificate"). The Class IC Certificate will be issued to UAC Securitization Corporation, the Depositor, and will not be offered hereby. The Class A Certificates and the Class I Certificates are together referred to herein as the "Offered Certificates."

     Prior to their issuance there has been no market for the Offered Certificates nor can there be any assurance that one will develop, or if it does develop, that it will provide the holders of the Offered Certificates with liquidity or will continue for the life of the Offered Certificates. The Underwriters intend, but are not obligated, to make a market in the Offered Certificates.

     The yield to maturity of the Class I Certificates will be sensitive to the rate and timing of principal payments (including prepayments) on the Receivables. Investors in the Class I Certificates should fully consider the associated risks, including the risk that a rapid rate of principal payments could result in the failure of such investors to recoup their initial investments. See "Risk Factors -- Prepayment Risks Associated with the Class I Certificates," "Yield and Prepayment Considerations" and "The Offered Certificates -- The Class I Certificates -- Calculation of Notional Principal Amount" herein.

     Prospective investors should consider, among other things, the information set forth under "Risk Factors" on page S-12 hereof and page 10 of the Prospectus.

     THE OFFERED CERTIFICATES DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF UAC SECURITIZATION CORPORATION OR ANY AFFILIATE THEREOF. NEITHER THESE SECURITIES NOR THE UNDERLYING RECEIVABLES WILL BE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

======================================================================================
                                       Price to       Underwriting     Proceeds to
                                        Public          Discounts      Depositor (2)
--------------------------------------------------------------------------------------
 Per Class A-1 Certificate.........   100.000000%        0.140%          99.860000%
--------------------------------------------------------------------------------------
 Per Class A-2 Certificate.........   99.992790%         0.200%          99.792790%
--------------------------------------------------------------------------------------
 Per Class A-3 Certificate.........   99.997710%         0.220%          99.777710%
--------------------------------------------------------------------------------------
 Per Class A-4 Certificate.........   99.976100%         0.250%          99.726100%
--------------------------------------------------------------------------------------
 Per Class A-5 Certificate.........   99.974330%         0.300%          99.674330%
--------------------------------------------------------------------------------------
 Per Class I Certificate (1).......    2.137330%         0.375%           2.129315%
--------------------------------------------------------------------------------------
 Total............................. $232,825,384.60    $518,984.46     $232,306,400.14
======================================================================================

(1) The Price to Public and Proceeds to Depositor are expressed as a percentage of the Notional Principal Amount (initially $183,094,333.85), and the Underwriting Discount is expressed as a percentage of the related Price to Public.

(2)  Before deducting expenses, estimated to be $460,000.00.

     The Offered Certificates are offered, subject to prior sale, when, as and if accepted by the Underwriters, and subject to approval of certain legal matters by Cadwalader, Wickersham & Taft, counsel for the Underwriters. It is expected that delivery of the Offered Certificates in book-entry form will be made on or about March 12, 1998 through the facilities of The Depository Trust Company, against payment therefor in immediately available funds.

                    Underwriters of the Class A Certificates
   NationsBanc Montgomery Securities LLC               Salomon Smith Barney

                     Underwriter of the Class I Certificates
                      NationsBanc Montgomery Securities LLC

             The date of this Prospectus Supplement is March 5, 1998

         THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE OFFERED CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS, AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE OFFERED CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS PROSPECTUS SUPPLEMENT CONTAINS INFORMATION THAT IS SPECIFIC TO THE TRUST AND THE OFFERED CERTIFICATES AND, TO THAT EXTENT,
SUPPLEMENTS  AND  REPLACES  THE  MORE  GENERAL   INFORMATION   PROVIDED  IN  THE
PROSPECTUS.

                                   ----------

         IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE OFFERED CERTIFICATES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                                   ----------

         Until 90 days after the date of this Prospectus Supplement, all dealers effecting transactions in the Offered Certificates, whether or not participating in this distribution, may be required to deliver this Prospectus Supplement and the Prospectus. This is in addition to the obligation of dealers to deliver this Prospectus Supplement and the Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                   ----------

                          REPORTS TO CERTIFICATEHOLDERS

         Unless and until definitive certificates are issued (which will occur only under the limited circumstances described herein), Harris Trust and Savings Bank, as Trustee, will provide to Cede & Co., the nominee of The Depository Trust Company, as registered holder of the Offered Certificates, monthly and annual statements concerning the Trust and the Offered Certificates. Such statements will not constitute financial statements prepared in accordance with generally accepted accounting principles. A copy of the most recent monthly or annual statement concerning the Trust and the Offered Certificates may be obtained by contacting the Servicer at Union Acceptance Corporation, 250 North Shadeland Avenue, Indianapolis, Indiana 46219 (telephone (317) 231-2717).

                                SUMMARY OF TERMS

         This Summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the Prospectus. Certain capitalized terms used in this Summary are defined elsewhere in this Prospectus Supplement on the pages indicated in the "Index of Principal Terms" or, to the extent not defined herein, have the meanings assigned to such terms in the Prospectus.

Issuer  ..................................UACSC 1998-A Auto Trust (the "Trust").

Depositor.................................UAC  Securitization  Corporation  (the
                                          "Depositor").

Servicer .................................Union  Acceptance  Corporation (in its
                                          capacity as servicer,  the "Servicer,"
                                          otherwise "UAC").

Trustee  .................................Harris Trust and Savings Bank.

The Certificates  ........................The  Trust  will be  formed  and  will issue  the  Certificates  on or  about
                                          March 12,  1998 (the  "Closing  Date")
                                          pursuant  to a pooling  and  servicing
                                          agreement  (the "Pooling and Servicing
                                          Agreement").  The "Certificates"  will
                                          consist  of:  (i)  5.6111%  Class  A-1
                                          Money  Market  Automobile   Receivable
                                          Backed  Certificates  in the aggregate
                                          principal  amount  of   $28,825,000.00
                                          (the "Class A-1  Certificates");  (ii)
                                          5.92% Class A-2 Automobile  Receivable
                                          Backed  Certificates  in the aggregate
                                          principal  amount  of   $74,725,000.00
                                          (the "Class A-2 Certificates");  (iii)
                                          6.05% Class A-3 Automobile  Receivable
                                          Backed  Certificates  in the aggregate
                                          principal  amount  of   $45,200,000.00
                                          (the "Class A-3  Certificates");  (iv)
                                          6.11% Class A-4 Automobile  Receivable
                                          Backed  Certificates  in the aggregate
                                          principal  amount  of   $51,000,000.00
                                          (the  "Class A-4  Certificates");  (v)
                                          6.23% Class A-5 Automobile  Receivable
                                          Backed  Certificates  in the aggregate
                                          principal  amount  of   $29,188,158.83

                                          (the  "Class  A-5   Certificates"  and
                                          together    with   the    Class    A-1
                                          Certificates,     the     Class    A-2
                                          Certificates,     the     Class    A-3
                                          Certificates   and   the   Class   A-4
                                          Certificates,     the     "Class     A
                                          Certificates");   (vi)  the   Class  I
                                          Interest  Only  Automobile  Receivable
                                          Backed   Certificates  (the  "Class  I
                                          Certificates")  and (vii) the Class IC
                                          Automobile      Receivable      Backed
                                          Certificate     (the     "Class     IC
                                          Certificate").     The     Class     I
                                          Certificates    are   interest    only
                                          certificates   and  will  not  receive
                                          distributions of principal.  The Class
                                          IC  Certificate  will be issued to the
                                          Depositor  on the Closing  Date and is
                                          not being offered hereby.  The Class A
                                          Certificates    and   the    Class   I
                                          Certificates are referred to herein as
                                          the "Offered Certificates."

                                          Each   of   the   Certificates    will
                                          represent   a   fractional   undivided
                                          interest  in  the  Trust.   The  Trust
                                          assets  will  include a pool of simple
                                          and precomputed  interest  installment
                                          sale and  installment  loan  contracts
                                          originated  in  various  states in the
                                          United  States of America,  secured by
                                          new and used automobiles, light trucks
                                          and vans (the "Receivables"),  certain
                                          monies due  thereunder as of and after
                                          February 28, 1998 (the "Cutoff Date"),
                                          security   interests  in  the  related
                                          vehicles    financed    thereby   (the
                                          "Financed   Vehicles"),    monies   on
                                          deposit in the Certificate Account and
                                          the  proceeds  thereof,  any  proceeds
                                          from   claims  on  certain   insurance
                                          policies   relating  to  the  Financed
                                          Vehicles or the related Obligors,  any
                                          lender's  single  interest   insurance
                                          policy, the Spread Account (as defined
                                          herein) for the benefit of the Class A
                                          Certificateholders,    the   Class   I
                                          Certificateholders  and  the  Insurer,
                                          the  Policy  for  the  benefit  of the
                                          Class A Certificateholders and Class I

                                          Certificateholders  and certain rights
                                          under  the   Pooling   and   Servicing
                                          Agreement.   Interest   paid   to  the
                                          Certificateholders    on   the   first
                                          Distribution  Date will be based  upon
                                          the amount of interest  accruing  from
                                          the  Closing   Date  through  the  day
                                          before the first Distribution Date and
                                          therefore  may  include  more  or less
                                          than a full month's interest.

The Class A Certificates  ................Interest.     Interest     will     be
                                          distributable  on the  third  business
                                          day  after  the 5th day of each  month
                                          (each,    a    "Distribution    Date")
                                          beginning April 8, 1998, to holders of
                                          record  as of  the  last  day  of  the
                                          calendar month  immediately  preceding
                                          the  calendar   month  in  which  such
                                          Distribution  Date occurs (the "Record
                                          Date")  of the  Class  A  Certificates
                                          (the  "Class  A   Certificateholders,"
                                          which    includes   the   "Class   A-1
                                          Certificateholders,"  the  "Class  A-2
                                          Certificateholders,"  the  "Class  A-3
                                          Certificateholders",  the  "Class  A-4
                                          Certificateholders" and the "Class A-5
                                          Certificateholders").

                                          Interest on the Class A-1 Certificates
                                          will be  calculated  on the basis of a
                                          360-day year and the actual  number of
                                          days  from the  previous  Distribution
                                          Date   through   the  day  before  the
                                          related  Distribution  Date or, in the
                                          case of the first  Distribution  Date,
                                          the  number of days  from the  Closing
                                          Date  through the day before the first
                                          Distribution  Date.  Interest  on  the
                                          Class A-2 Certificates,  the Class A-3
                                          Certificates,     the     Class    A-4
                                          Certificates   and   the   Class   A-5
                                          Certificates will be calculated on the
                                          basis of a 360-day year  consisting of
                                          twelve  30-day  months or, in the case
                                          of the first  Distribution  Date,  the
                                          number of days from the  Closing  Date
                                          through   the  day  before  the  first
                                          Distribution  Date (assuming the month
                                          of the Closing Date has 30 days).  See
                                          "Yield and Prepayment  Considerations"
                                          and  "The  Offered   Certificates   --
                                          Distributions     on    the    Offered
                                          Certificates" herein .

                                          The amount of  interest  distributable
                                          to the Class A-1 Certificateholders on
                                          any Distribution  Date, other than the
                                          first   Distribution   Date,   is  the
                                          product of  1/360th of the  applicable
                                          pass-through  rate of 5.6111%  for the
                                          Class A-1 Certificates (the "Class A-1
                                          Pass-Through  Rate"),  the  number  of
                                          days  from the  previous  Distribution
                                          Date   through   the  day  before  the
                                          related   Distribution  Date  and  the
                                          aggregate     outstanding    principal
                                          balance of the Class A-1  Certificates
                                          (the "Class A-1 Certificate  Balance")
                                          on  the  preceding  Distribution  Date
                                          (after    giving    effect    to   all
                                          distributions to Certificateholders on
                                          such date).

                                          The amount of  interest  distributable
                                          to the Class  A-2  Certificateholders,
                                          the Class A-3  Certificateholders  and
                                          the  Class A-4  Certificateholders  on
                                          any Distribution  Date, other than the
                                          first   Distribution   Date,   is  the
                                          product   of    one-twelfth   of   the
                                          applicable  pass-through rate of 5.92%
                                          for the  Class A-2  Certificates  (the
                                          "Class A-2  Pass-Through  Rate"),  the
                                          applicable  pass-through rate of 6.05%
                                          for the  Class A-3  Certificates  (the
                                          "Class A-3 Pass-Through Rate") and the
                                          applicable  pass-through rate of 6.11%
                                          for the  Class A-4  Certificates  (the
                                          "Class   A-4    Pass-Through    Rate")
                                          multiplied     by    the     aggregate
                                          outstanding  principal  balance of the
                                          Class A-2 Certificates,  the Class A-3
                                          Certificates   and   the   Class   A-4
                                          Certificates (respectively, the "Class
                                          A-2  Certificate  Balance," the "Class
                                          A-3   Certificate   Balance"  and  the
                                          "Class A-4 Certificate Balance") as of
                                          the preceding Distribution Date (after
                                          giving effect to all  distributions to
                                          Certificateholders on such date).

                                          The amount of  interest  distributable
                                          to the Class A-5 Certificateholders on
                                          any Distribution  Date, other than the
                                          first   Distribution   Date,   is  the
                                          product   of    one-twelfth   of   the
                                          applicable  pass-through rate of 6.23%
                                          for the Class A-5 Certificates  (which
                                          per annum rate shall be  increased  by
                                          0.50% after the Clean-Up Call Date, if
                                          required) (the "Class A-5 Pass-Through
                                          Rate")  multiplied  by  the  aggregate
                                          outstanding  principal  balance of the
                                          Class A-5 Certificates (the "Class A-5
                                          Certificate Balance" and together with
                                          the Class A-1 Certificate Balance, the
                                          Class  A-2  Certificate  Balance,  the
                                          Class A-3 Certificate  Balance and the
                                          Class  A-4  Certificate  Balance,  the
                                          "Certificate  Balance"  )  as  of  the
                                          preceding   Distribution  Date  (after
                                          giving effect to all  distributions to
                                          Certificateholders on such date).

                                          Principal.  On each Distribution Date,
                                          the   Trustee   will   distribute   as
                                          principal     to    the     Class    A
                                          Certificateholders    in   a   maximum
                                          aggregate    amount   equal   to   the
                                          Certificate Balance as of the previous
                                          Distribution Date (after giving effect
                                          to  any   distributions   of   Monthly
                                          Principal  required to be made on such
                                          Distribution Date) (or, in the case of
                                          the first Distribution Date, as of the
                                          Closing   Date)  less  the   aggregate
                                          outstanding  principal  amount  of the
                                          Receivables  (the "Pool  Balance")  on
                                          the  last   day  of  the   immediately
                                          preceding   calendar  month  ("Monthly
                                          Principal"). Monthly Principal will be
                                          distributed  sequentially to the Class
                                          A  Certificateholders   in  accordance
                                          with   the   Principal    Distribution
                                          Sequence.  For purposes of determining
                                          Monthly    Principal,    the    unpaid
                                          principal   balance  of  a   Defaulted
                                          Receivable  or a Purchased  Receivable
                                          will be deemed to be zero on and after
                                          the  date  such  Receivable  became  a
                                          Defaulted  Receivable  or a  Purchased

                                          Receivable.    The   final   scheduled
                                          Distribution  Date  of the  Class  A-1
                                          Certificates  will be March  10,  1999
                                          (the   "Class   A-1  Final   Scheduled
                                          Distribution    Date").    The   final
                                          scheduled  Distribution  Date  of  the
                                          Class A-2 Certificates  will be May 9,
                                          2001 (the  "Class A-2 Final  Scheduled
                                          Distribution    Date").    The   final
                                          scheduled  Distribution  Date  of  the
                                          Class  A-3  Certificates  will be June
                                          10,   2002  (the   "Class   A-3  Final
                                          Scheduled   Distribution  Date").  The
                                          final scheduled  Distribution  Date of
                                          the  Class  A-4  Certificates  will be
                                          October 8, 2003 (the  "Class A-4 Final
                                          Scheduled   Distribution  Date").  The
                                          final scheduled  Distribution  Date of
                                          the  Class  A-5  Certificates  will be
                                          August 10,  2005 (the "Class A-5 Final
                                          Scheduled Distribution Date").

                                          No   Monthly    Principal    will   be
                                          distributed   (i)  to  the  Class  A-2
                                          Certificateholders until the Class A-1
                                          Certificate  Balance has been  reduced
                                          to  zero;   (ii)  to  the   Class  A-3
                                          Certificateholders until the Class A-2
                                          Certificate  Balance has been  reduced
                                          to  zero;   (iii)  to  the  Class  A-4
                                          Certificateholders until the Class A-3
                                          Certificate  Balance has been  reduced
                                          to  zero;  and (iv) to the  Class  A-5
                                          Certificateholders until the Class A-4
                                          Certificate  Balance has been  reduced
                                          to zero.  Since the rate of payment of
                                          principal  of each  class  of  Class A
                                          Certificates  depends upon the rate of
                                          payment   of   principal    (including
                                          prepayments) of the  Receivables,  the
                                          final  distribution in respect of each
                                          class  of Class A  Certificates  could
                                          occur  significantly  earlier than the
                                          respective       final       scheduled
                                          distribution  dates.  See "The Offered
                                          Certificates --  Distributions  on the
                                          Offered Certificates" herein.

The Class I Certificates..................Interest. The Class I Certificates are
                                          interest only certificates  which will
                                          not  be  entitled  to  any   principal
                                          distributions. Interest will accrue on
                                          the Notional Principal Amount (defined
                                          below) of the Class I Certificates  at
                                          the  rate  of  1.55%  per  annum  (the
                                          "Class  I  Pass-Through   Rate").  The
                                          Notional Principal Amount represents a
                                          designated  principal component of the
                                          Receivables,                originally
                                          $183,094,333.85     (the     "Original
                                          Notional Principal Amount").

                                          Interest  with  respect to the Class I
                                          Certificates  will accrue on the basis
                                          of a 360-day year consisting of twelve
                                          30-day  months  or, in the case of the
                                          first Distribution Date, the number of
                                          days from the Closing Date through the
                                          day before the first Distribution Date
                                          (assuming  the  month  of the  Closing
                                          Date has 30 days)  divided  by 30.  On
                                          each  Distribution  Date,  the Trustee
                                          shall  distribute  pro rata to holders
                                          of Class I Certificates  (the "Class I
                                          Certificateholders")  of  record as of
                                          the  preceding  Record  Date,  Class I
                                          Monthly   Interest   at  the  Class  I
                                          Pass-Through   Rate  on  the  Notional
                                          Principal  Amount  outstanding  on the
                                          immediately   preceding   Distribution
                                          Date  (after   giving  effect  to  any
                                          reduction  of the  Notional  Principal
                                          Amount on such Distribution  Date) or,
                                          in the case of the first  Distribution
                                          Date, as of the Closing Date.  Holders
                                          of the Class I  Certificates  will not
                                          be entitled to any distributions after
                                          the Notional  Principal Amount thereof
                                          has been reduced to zero.

                                          Planned     Amortization      Feature;
                                          Calculation  of the  Class I  Notional
                                          Principal   Amount.    The   Class   I
                                          Certificates        represent       an
                                          interest-only   planned   amortization
                                          class.   The   planned    amortization
                                          feature  is  intended  to  reduce  the
                                          uncertainty  to investors in the Class
                                          I   Certificates   with   respect   to
                                          prepayments.   Because   the  Class  I
                                          Certificates   will  receive  interest
                                          based   on  the   Notional   Principal
                                          Amount, this is accomplished by basing
                                          the    reduction   in   the   Notional
                                          Principal   Amount   on  a   principal
                                          paydown  schedule  rather  than on the
                                          reduction  in  the  actual   principal
                                          balances   of  the   Receivables,   as
                                          described below. The amount which will
                                          be    paid    to    the     Class    I
                                          Certificateholders  is  expected to be
                                          derived  from the  excess of  interest
                                          earned  on the  Receivables  over  the
                                          Class  A  Monthly   Interest  and  the
                                          monthly  Servicing  Fee payable to the
                                          Servicer   (the   "Monthly   Servicing
                                          Fee").   Solely  for  the  purpose  of
                                          calculating  the amount  payable  with
                                          respect  to the Class I  Certificates,
                                          the   Certificate   Balance   will  be
                                          divided into two principal components,
                                          the "PAC Component" and the "Companion
                                          Component."   The   sum  of  the   PAC
                                          Component and the Companion  Component
                                          will  at  all  times  equal  the  then
                                          aggregate unpaid Certificate  Balance.
                                          The "Notional Principal Amount" of the
                                          Class I Certificates  at any time will
                                          be equal to the  principal  balance of
                                          the PAC Component as calculated  based
                                          on  the   allocations   of   principal
                                          payments  described below,  originally
                                          $183,094,333.85.

                                          The  Pooling and  Servicing  Agreement
                                          establishes  a  schedule  (a  "Planned
                                          Notional  Principal Amount  Schedule")
                                          which is set forth  herein  under "The
                                          Offered   Certificates--The   Class  I
                                          Certificates-Calculation  of  Notional
                                          Principal     Amount."     On     each
                                          Distribution  Date,  Monthly Principal
                                          distributed       to      Class      A
                                          Certificateholders  will be  allocated
                                          first  to  the  PAC  Component  in  an
                                          amount up to the amount  necessary  to
                                          reduce  the  amount   thereof  to  the
                                          Planned Notional  Principal Amount for
                                          such  Distribution  Date, as set forth
                                          in  the  Planned  Notional   Principal
                                          Amount   Schedule,   second,   to  the
                                          Companion    Component    until    the
                                          outstanding  amount thereof is reduced
                                          to  zero   and   third,   to  the  PAC
                                          Component,   without   regard  to  the
                                          Planned Notional  Principal Amount. As
                                          described    above,    the    Notional
                                          Principal   Amount   of  the  Class  I
                                          Certificates  will  be  equal  to  the
                                          outstanding    amount   of   the   PAC
                                          Component  and thus will be reduced as
                                          the  PAC  Component  is  reduced.

                                          The Planned Notional  Principal Amount
                                          Schedule  has  been  prepared  on  the
                                          basis of the  assumption,  among other
                                          things, that the Receivables prepay at
                                          a constant  rate between 1.6% and 2.5%
                                          ABS,  an  assumed   constant  rate  of
                                          prepayments  and the prepayment  model
                                          used  in this  Prospectus  Supplement.
                                          The yield to  maturity  of the Class I
                                          Certificates  will be sensitive to the
                                          rate and timing of principal  payments
                                          (including    prepayments)    on   the
                                          Receivables    and    may    fluctuate
                                          significantly  from  time to time.  If
                                          the  Receivables  prepay at a constant
                                          rate  within  the  range   assumed  in
                                          preparing    the   Planned    Notional
                                          Principal  Amount  Schedule,  the  PAC
                                          Component (and the Notional  Principal
                                          Amount  of the  Class I  Certificates)
                                          will be reduced in accordance with the
                                          Planned Notional Principal Amount

                                          Schedule. If the Receivables prepay at
                                          a constant  rate higher than 2.5% ABS,
                                          the amount of the Companion  Component
                                          will be reduced  to zero more  quickly
                                          and the  amount  of the PAC  Component
                                          (and the Notional  Principal Amount of
                                          the  Class  I  Certificates)  will  be
                                          reduced more quickly than  provided in
                                          the Planned Notional  Principal Amount
                                          Schedule,  thereby  reducing the yield
                                          to    holders    of   the    Class   I
                                          Certificates. In general, a rapid rate
                                          of  principal  prepayments  (including
                                          liquidations     due    to     losses,
                                          repurchases  and  other  dispositions)
                                          will have a material  negative  effect
                                          on the yield to  maturity of the Class
                                          I Certificates.

                                          The Planned Notional  Principal Amount
                                          Schedule  is set  forth  herein  under
                                          "The Offered Certificates -- The Class
                                          I   Certificates   --  Calculation  of
                                          Notional    Principal   Amount."   The
                                          Planned   Notional   Principal  Amount
                                          Schedule  has  been  prepared  on  the
                                          basis of  certain  assumptions,  which
                                          are   described   herein   under  "The
                                          Offered  Certificates -- Class I Yield
                                          Considerations." Prospective investors
                                          in the  Class  I  Certificates  should
                                          fully consider the  associated  risks,
                                          including  the risk that a rapid  rate
                                          of  prepayments  could  result  in the
                                          failure  of  investors  in the Class I
                                          Certificates  to recoup their  initial
                                          investment.   See  "Risk   Factors  --
                                          Prepayment  Risks  Associated with the
                                          Class I  Certificates"  and "Yield and
                                          Prepayment Considerations -- The Class
                                          I Certificates" herein.

Subordination; Spread Account.............The   Depositor   will   establish  an
                                          account (the "Spread  Account") on the
                                          Closing  Date.  On  each  Distribution
                                          Date  thereafter,  the  Servicer  will
                                          deposit  into the Spread  Account  any
                                          amounts  remaining in the  Certificate
                                          Account after the payment on such date
                                          of all amounts  owing  pursuant to the
                                          Pooling and Servicing Agreement to the
                                          Certificateholders   (other  than  the

                                          Class   IC   Certificateholder),   the
                                          Insurer,  the Servicer for the Monthly
                                          Servicing   Fee  and   any   permitted
                                          reimbursement of outstanding Advances.
                                          In the event that Available  Funds are
                                          insufficient on any Distribution  Date
                                          prior to the  termination of the Trust
                                          (after    payment   of   the   Monthly
                                          Servicing    Fee)   to   pay   Monthly
                                          Principal and Monthly  Interest to the
                                          Class  A  Certificateholders  and  the
                                          Class I Certificateholders, draws will
                                          be made on the  Spread  Account to the
                                          extent of the balance  thereof and, if
                                          necessary,  the Policy,  in the manner
                                          and to the  extent  described  herein.
                                          The  Spread  Account is solely for the
                                          benefit     of     the     Class     A
                                          Certificateholders,    the   Class   I
                                          Certificateholders and the Insurer. In
                                          the event the amount on deposit in the
                                          Spread  Account is zero,  after giving
                                          effect  to any draws  thereon  for the
                                          benefit     of     the     Class     A
                                          Certificateholders  and  the  Class  I
                                          Certificateholders,  and  there  is  a
                                          default   under   the   Policy,    any
                                          remaining  losses  on the  Receivables
                                          will be borne directly pro rata by all
                                          classes of Class A  Certificateholders
                                          (to the extent of the classes or class
                                          of  Class  A  Certificates  which  are
                                          outstanding  at such time) and Class I
                                          Certificateholders,    as    described
                                          herein.  Any  such  reduction  of  the
                                          principal  balance of the  Receivables
                                          due to losses on the  Receivables  may
                                          also  result  in a  reduction  of  the
                                          Class I Notional Principal Amount. See
                                          "The Offered Certificates -- Accounts"
                                          and "--  Distributions  on the Offered
                                          Certificates" herein.

                                          The Class A  Certificates  and Class I
                                          Certificates  will be  senior in right
                                          and   interest   to   the   Class   IC
                                          Certificate.      The      Class     A
                                          Certificateholders  and  the  Class  I
                                          Certificateholders   will  have  equal
                                          rights   with   respect   to   amounts
                                          collected  on or with  respect  to the
                                          Receivables  and  other  assets of the
                                          Trust in the event of a shortfall. The
                                          Trustee will first withdraw funds from
                                          the    Spread    Account    on    each
                                          Distribution Date to the extent of any
                                          shortfall  in  the  Monthly  Servicing
                                          Fee,   permitted   reimbursements   of
                                          outstanding Advances, Monthly Interest
                                          and  Monthly  Principal  as  described
                                          above.  Any  amount on  deposit in the
                                          Spread  Account  on  any  Distribution
                                          Date in excess of the Required  Spread
                                          Amount (defined below) after all other
                                          required    deposits    thereto    and
                                          withdrawals  therefrom have been made,
                                          and  after  payment  therefrom  of all
                                          amounts  due  the   Insurer   will  be
                                          distributed to the holder of the Class
                                          IC   Certificate    (the   "Class   IC
                                          Certificateholder").   Any  amount  so
                                          distributed    to   the    Class    IC
                                          Certificateholder will no longer be an
                                          asset of the Trust.

                                          While it is  intended  that the amount
                                          on deposit in the Spread  Account will
                                          grow over time,  through  the  deposit
                                          thereto of the excess collections,  if
                                          any,  on  the   Receivables,   to  the
                                          Required  Spread Amount,  there can be
                                          no  assurance  that such  growth  will
                                          actually occur.  The "Required  Spread
                                          Amount"    with    respect    to   any
                                          Distribution  Date will equal 1.25% of
                                          the  initial  Pool  Balance.   If  the
                                          average   aggregate   yield   of   the
                                          Receivables  pool in  excess of losses
                                          falls  below a  prescribed  level  set
                                          forth in the Insurance Agreement,  the
                                          Required   Spread   Amount   will   be
                                          increased to 6.5% of the Pool Balance.
                                          Upon and during the  continuance of an

                                          Event   of   Default   or   upon   the
                                          occurrence  of  certain  other  events
                                          described in the  Insurance  Agreement
                                          generally   involving   a  failure  of
                                          performance   by  the  Servicer  or  a
                                          material misrepresentation made by the
                                          Servicer   under   the   Pooling   and
                                          Servicing  Agreement or the  Insurance
                                          Agreement,  the Required Spread Amount
                                          shall be equal to the  Policy  Amount,
                                          as  further  described  below.   Under
                                          certain  circumstances,  the  Required
                                          Spread Amount may be reduced. See "The
                                          Offered  Certificates -- Accounts" and
                                          "-- The Policy" herein.

The Policy ...............................The   Depositor    shall   obtain   an
                                          irrevocable   insurance   policy  (the
                                          "Policy")  issued by the  Insurer  (as
                                          specified  below)  for the  benefit of
                                          the  Trustee  on behalf of the Class A
                                          Certificateholders  and  the  Class  I
                                          Certificateholders.  The Trustee shall
                                          draw on the  Policy in the event  that
                                          sufficient  funds  are  not  available
                                          (after    payment   of   the   Monthly
                                          Servicing  Fee and  after  withdrawals
                                          from  the  Spread  Account  to pay the
                                          Class  A  Certificateholders  and  the
                                          Class  I  Certificateholders   on  any
                                          Distribution  Date in accordance  with
                                          the Pooling and  Servicing  Agreement)
                                          to  distribute  Monthly  Interest  and
                                          Monthly  Principal,  up to the  Policy
                                          Amount. See "The Offered  Certificates
                                          -- The Policy."

Policy Amount............................ The term  "Policy  Amount"  means with respect to any Distribution  Date: (x)
                                          the sum of (A) the  lesser  of (i) the
                                          Certificate   Balance   (after  giving
                                          effect   to   any    distribution   of
                                          Available    Funds   and   any   funds
                                          withdrawn  from the Spread  Account to
                                          pay   Monthly    Principal   on   such
                                          Distribution  Date)  and  (ii) the Net
                                          Principal  Policy  Amount,   plus  (B)
                                          Class A  Monthly  Interest,  plus  (C)
                                          Class I Monthly Interest, plus (D) the
                                          Monthly  Servicing  Fee;  less (y) all
                                          amounts   on  deposit  in  the  Spread
                                          Account  on  such  Distribution  Date.
                                          "Net  Principal  Policy  Amount" means
                                          the  Certificate  Balance  as  of  the
                                          first   Distribution  Date  minus  all
                                          amounts previously drawn on the Policy
                                          or  from  the  Spread   Account   with
                                          respect to Monthly Principal.

Insurer  .................................MBIA Insurance Corporation.

Legal Investment..........................The  Class  A-1  Certificates  will be eligible  securities  for  purchase by
                                          money  market funds under Rule 2a-7 of
                                          the Investment Company Act of 1940, as
                                          amended.

Optional Sale  .........................  The Class IC Certificateholder has the
                                          right to cause the Trustee to sell all
                                          of the Receivables (referred to herein
                                          as an "Optional  Sale") as of the last
                                          day of any Collection Period, on which
                                          (i) the  Pool  Balance  is equal to or
                                          less   than   10%   of   the   initial
                                          Certificate   Balance   and  (ii)  the
                                          Notional Principal Amount of the Class
                                          I Certificates  will have been reduced
                                          to  zero  on  or  before  the  related
                                          Distribution  Date. The purchase price
                                          applicable  to the Optional Sale shall
                                          be equal to the fair  market  value of
                                          the Receivables (but not less than the
                                          sum of  (i)  100%  of the  outstanding
                                          Certificate Balance,  (ii) accrued and
                                          unpaid  interest on such amount at the
                                          weighted  average  note  rates  of the
                                          Receivables less any payments received
                                          but  not   applied  to   interest   or
                                          principal  and (iii) any  amounts  due
                                          the Insurer).

Clean-Up Call Date......................  If the Class IC Certificateholder does not  exercise  its rights with respect
                                          to   the   Optional    Sale   on   the
                                          Distribution   Date   on   which   the
                                          Optional Sale was first permitted (the
                                          "Clean-Up  Call Date"),  the Class A-5
                                          Pass-Through Rate will be increased by
                                          0.50% on the first  Distribution  Date
                                          after the Clean-Up Call Date.

Tax Status    ..........................  In the  opinion of special tax counsel to the  Depositor,  the Trust will not
                                          be treated as an  association  taxable
                                          as a  corporation  or  as a  "publicly
                                          traded   partnership"   taxable  as  a
                                          corporation.   The   Trustee  and  the
                                          Certificateholders will agree to treat
                                          the Trust as a partnership for federal
                                          income tax purposes, which will not be
                                          subject to  federal  income tax at the
                                          Trust  level.   See  "Certain  Federal
                                          Income   Tax   Consequences"   in  the
                                          Prospectus.

Ratings  ...............................  As a condition  to the issuance of the
                                          Offered  Certificates,   the  Class  A
                                          Certificates    and   the    Class   I
                                          Certificates  must  be  rated  in  the
                                          highest category by Moody's  Investors
                                          Service,  Inc.  and  Standard & Poor's
                                          Ratings  Services,  a division  of The
                                          McGraw-Hill  Companies,  Inc.  (each a
                                          "Rating Agency" and collectively,  the
                                          "Rating Agencies"). The ratings of the
                                          Class I  Certificates  do not  address
                                          the  possibility  that rapid  rates of
                                          principal  prepayments could result in
                                          a failure of the  holders of the Class
                                          I Certificates  to fully recover their
                                          investment. A security rating is not a
                                          recommendation  to  buy,  sell or hold
                                          securities   and  may  be  subject  to
                                          revision or  withdrawal at any time by
                                          the assigning rating agency. See "Risk
                                          Factors-- Certificate Rating."

ERISA Considerations  ..................  Subject    to    the    considerations
                                          discussed under "ERISA Considerations"
                                          in  the   Prospectus,   the   Class  A
                                          Certificates    and   the    Class   I
                                          Certificates   may  be  eligible   for
                                          purchase  by  employee  benefit  plans
                                          subject  to  Title  I of the  Employee
                                          Retirement   Income  Security  Act  of
                                          1974,   as  amended   ("ERISA").   Any
                                          benefit plan fiduciary considering the
                                          purchase  of  an  Offered  Certificate
                                          should,  among other  things,  consult
                                          with  experienced   legal  counsel  in
                                          determining   whether   all   required
                                          conditions for such purchase have been
                                          satisfied.  See "ERISA Considerations"
                                          herein and in the Prospectus.

                                  RISK FACTORS

         Investors should carefully consider the information set forth below as well as the other investment considerations described in this Prospectus Supplement.

Limited Liquidity

         There is currently no secondary market for the Offered Certificates. The Underwriters currently intend to make a market in the Offered Certificates, but are under no obligation to do so. There can be no assurance that a secondary market will develop or, if one does develop, that it will provide Certificateholders with liquidity of investment or that it will continue for the life of the Offered Certificates.

Certificates Solely Obligations of the Trust

         The Offered Certificates are interests in the Trust only and do not represent the obligation of any other person. The Class A Certificateholders and the Class I Certificateholders are senior in right and interest to the Class IC Certificateholder (as described under "The Offered Certificates -- Distributions on the Offered Certificates"). The Trustee will withdraw funds from the Spread Account, up to the full balance of the funds on deposit in such account, only in the event that Available Funds are insufficient in accordance with the Pooling and Servicing Agreement to distribute Monthly Interest and Monthly Principal (after payment of the Monthly Servicing Fee). The amount on deposit in the
Spread Account is intended to increase over time to an amount equal to the Required Spread Amount. There is no assurance that such growth will occur or that the balance in the Spread Account will always be sufficient to assure payment in full of Monthly Principal and Monthly Interest. If the amount on deposit in the Spread Account is reduced to zero after giving effect to all amounts to be deposited to and withdrawn from the Spread Account pursuant to the Pooling and Servicing Agreement, on any Distribution Date prior to termination of the Trust, the Trustee will draw on the Policy, in an amount equal to the shortfall in respect of Monthly Interest and Monthly Principal, up to the Policy Amount. If the Spread Account is reduced to zero and there is a default under the Policy, the Trust will depend solely on current distributions on the Receivables to make distributions on the Offered Certificates and distributions of interest and principal on the Offered Certificates may be made pro rata based on the amounts to which Certificateholders of each class are entitled as set forth under "The Offered Certificates -- Distributions on the Offered Certificates." See "The Receivables Pool -- Delinquencies, Repossessions and Net Losses" and "The Offered Certificates -- Accounts" and "-- Distributions on the Offered Certificates" herein.

Prepayment Risks Associated with the Class I Certificates

         If the Receivables prepay at a constant rate within the range assumed in preparing the Planned Notional Principal Amount Schedule, the PAC Component (and the Notional Principal Amount) will be reduced in accordance with the Planned Notional Principal Amount Schedule. If the Receivables prepay at a constant rate higher than 2.5% ABS, the Notional Principal Amount will be reduced more quickly than provided in the Planned Notional Principal Amount Schedule, thereby reducing the yield to holders of the Class I Certificates. In general, a rapid rate of principal prepayments will have a material negative effect on the yield to maturity of the Class I Certificates. Prospective investors should fully consider the associated risks, including the risk that a rapid rate of prepayments could result in the failure of investors in the Class I Certificates to recoup their initial investment. See "Yield and Prepayment Considerations -- The Class I Certificates" herein.

Certificate Rating

         It is a condition of issuance of the Offered Certificates that the Class A Certificates and the Class I Certificates be rated in the highest applicable category by the Rating Agencies. Such ratings will reflect only the views of the relevant rating agency. There is no assurance that any such rating will continue for any period of time or that it will not be revised or withdrawn entirely by such rating agency if, in its judgment, circumstances so warrant. A revision or withdrawal of such rating may have an adverse effect on the market price of the Offered Certificates. The ratings of the Class I Certificates do not address the possibility that rapid rates of principal prepayments could result in a failure of the holders of the Class I Certificates to fully recover their investment. A security rating is not a recommendation to buy, sell or hold securities.

                             FORMATION OF THE TRUST

         The Depositor will establish the Trust by selling and assigning the Trust property, as described below, to the Trustee in exchange for the Offered Certificates. The Depositor will retain the Class IC Certificate. UAC will be responsible for servicing the Receivables pursuant to the Pooling and Servicing Agreement and will be compensated for acting as the Servicer. See "Description of the Transfer and Servicing Agreements -- Servicing Compensation and Payment of Expenses" in the Prospectus. To facilitate servicing and to minimize administrative burden and expense, the Servicer will be appointed custodian of the Receivables by the Trustee, but will not stamp the Receivables to reflect the sale and assignment of the Receivables to the Trust or make any notation of the Trust's lien on the certificates of title of the Financed Vehicles. In the absence of such notation on the certificates of title, the Trustee may not have perfected security interests in the Financed Vehicles securing the Receivables. See "Certain Legal Aspects of the Receivables" in the Prospectus. Under the terms of the Pooling and Servicing Agreement, UAC may delegate its duties as Servicer and custodian; however, any such delegation will not relieve UAC of its liability and responsibility with respect to such duties.

         The Depositor will establish the Spread Account for the benefit of the Class A Certificateholders, the Class I Certificateholders and the Insurer and will obtain the Policy. Withdrawals from the Spread Account and, only after such withdrawals, draws on the Policy will be made in accordance with the Pooling and Servicing Agreement in the event that sufficient funds are not available (after payment of the Monthly Servicing Fee) to distribute, in the case of Class I Monthly Interest, Class A Monthly Interest and Monthly Principal, up to the Policy Amount. If the Spread Account is exhausted and there is a default under the Policy, the Trust will look only to the Obligors on the Receivables and the proceeds from the repossession and sale of Financed Vehicles that secure
Defaulted Receivables for distributions of interest and principal on the Certificates. In such event, certain factors, such as the Trustee's not having perfected security interests in some of the Financed Vehicles, may affect the Trust's ability to realize on the collateral securing the Receivables, and thus may reduce the proceeds to be distributed to Certificateholders. See "The Offered Certificates -- Accounts" herein and "Certain Legal Aspects of the Receivables" in the Prospectus.

                              THE RECEIVABLES POOL

         The Receivables were selected from UAFC's prime portfolio, for purchase by the Depositor by several criteria, including that each Receivable: (i) has an original number of payments of not more than 84 payments and not less than 12 payments, (ii) has a remaining maturity of not more than 84 months and not less than three months, (iii) provides for level monthly payments that fully amortize the amount financed over the original term, and (iv) has a Contract Rate (exclusive of prepaid finance charges) of not less than 6.50%. The weighted average remaining maturity of the Receivables will be approximately 71 months as of the Cutoff Date.

         Approximately 96.79% of the aggregate principal balance of the Receivables as of the Cutoff Date are simple interest contracts which provide for equal monthly payments. Approximately 3.21% of the aggregate principal balance of the Receivables as of the Cutoff Date are Precomputed Receivables (as defined in the Prospectus) originated in the State of California. All of such Precomputed Receivables are Rule of 78's Receivables (as defined in the Prospectus). Approximately 19.92% of the aggregate principal balance of the Receivables as of the Cutoff Date represent financing of new vehicles; the remainder of the Receivables represent financing of used vehicles.

         Receivables representing more than 10% of the aggregate principal balance of the Receivables as of the Cutoff Date were originated in metropolitan areas in the States of California and Texas. The performance of the Receivables in the aggregate could be adversely affected in particular by the development of adverse economic conditions in such metropolitan areas.

              Composition of the Receivables as of the Cutoff Date



                                                                   Aggregate          Original        Weighted
                                                   Number of        Principal         Principal        Average
                                                  Receivables        Balance           Balance          Rate
                                                  -----------        -------           -------          ----
New Automobiles and Light-Duty Trucks............     2,076     $  40,356,441.59   $  41,788,360.22     12.13%
Used Automobiles and Light-Duty Trucks...........    12,389       165,919,538.89     169,264,154.80     13.13%
New Vans (1).....................................       230         5,237,175.31       5,438,736.93     11.72%
Used Vans (1)....................................     1,229        17,425,003.04      17,864,662.01     13.03%
                                                     ------      ---------------    ---------------     -----
All Receivables..................................    15,924      $228,938,158.83    $234,355,913.96     12.92%
                                                     ======      ===============    ===============     =====

                                                Weighted       Weighted      Percent of
                                                 Average        Average       Aggregate
                                                Remaining      Original       Principal
                                                 Term(2)        Term(2)       Balance(3)
                                                 -------        -------       ----------
New Automobiles and Light-Duty Trucks.......     77.1mos.        79.4mos.         17.63%
Used Automobiles and Light-Duty Trucks......     69.1            70.8             72.47
New Vans (1)................................     78.8            81.2              2.29
Used Vans (1)...............................     70.0            71.8              7.61
                                                 ----            ----            ------
All Receivables.............................     70.8mos.        72.6mos.        100.00%
                                                 ====            ====            ======

------------
(1) References to vans include minivans and van conversions.
(2) Based on scheduled maturity and assuming no prepayments of the Receivables.
(3) Sum may not equal 100% due to rounding.

        Geographic Distribution of the Receivables as of the Cutoff Date

                                                        Percent of Aggregate
       State (1)(2)                                     Principal Balance (3)
       ------------                                     ---------------------
       Arizona...........................................        2.55%
       California........................................       11.52
       Colorado..........................................        1.97
       Florida...........................................        9.21
       Georgia...........................................        4.32
       Idaho.............................................        0.10
       Illinois..........................................        7.49
       Indiana...........................................        2.72
       Iowa..............................................        2.71
       Kansas............................................        1.08
       Kentucky..........................................        0.85
       Maryland..........................................        2.44
       Michigan..........................................        2.93
       Minnesota.........................................        0.73
       Missouri..........................................        2.35
       Nebraska..........................................        0.37
       Nevada............................................        0.52
       New Mexico........................................        0.52
       North Carolina....................................        8.83
       Ohio..............................................        4.22
       Oklahoma..........................................        3.80
       Oregon............................................        0.10
       Pennsylvania......................................        0.83
       South Carolina....................................        4.54
       Tennessee.........................................        2.66
       Texas.............................................       11.16
       Utah..............................................        0.49
       Virginia..........................................        7.17
       Washington........................................        0.65
       Wisconsin.........................................        1.16
                                                               ------
           Total  .......................................      100.00%
                                                               ======
------------
(1)    Based on address of the Dealer selling the related Financed Vehicle.
(2)    Receivables  originated  in Ohio were  solicited  by  Dealers  for direct
       financing  by  UAC  or  the  Predecessor.   All  other  Receivables  were
       originated by Dealers and purchased from such Dealers by UAC or the Predecessor.
(3)    Sum may not equal 100% due to rounding.

     Distribution of the Receivables by Remaining Term as of the Cutoff Date

                                                                                                   Percent of
       Remaining                                   Aggregate           Average      Aggregate
       Scheduled               Number of          Principal           Principal     Principal
      Term Range               Receivables          Balance            Balance      Balance(1)
      ----------               -----------          -------            -------      ----------
    0 to  6 months.........          18      $      27,309.26       $  1,517.18         0.01%
    7 to 12 months.........          92            300,036.11          3,261.26         0.13
   13 to 24 months.........         305          1,465,754.24          4,805.75         0.64
   25 to 36 months.........         492          3,147,580.15          6,397.52         1.37
   37 to 48 months.........         986          8,256,572.59          8,373.81         3.61
   49 to 60 months.........       3,066         36,597,193.11         11,936.46        15.99
   61 to 66 months.........       1,213         16,144,481.67         13,309.55         7.05
   67 to 72 months.........       3,824         56,532,986.33         14,783.73        24.69
   73 to 84 months.........       5,928        106,466,245.37         17,959.89        46.50
                                 ------       ---------------        ----------       ------
             Total.........      15,924       $228,938,158.83        $14,376.93       100.00%
                                 ======       ===============        ==========       ======

------------
(1)    Sum may not equal 100% due to rounding.

                 Distribution of Receivables by Financed Vehicle
                        Model Year as of the Cutoff Date

                                                                  Percent                            Percent
                                                                 of Total         Aggregate       of Aggregate
   Model                                       Number of         Number of        Principal        Principal
   Year                                       Receivables     Receivables(1)      Balance          Balance(1)
   ----                                       -----------     --------------      -------          ----------
   1981 and earlier.....................             3             0.02%     $      17,868.35         0.01%
   1982.................................             2             0.01             13,649.55         0.01
   1983.................................             3             0.02             10,858.85         0.00
   1984.................................             4             0.03             12,620.38         0.01
   1985.................................             8             0.05             50,428.42         0.02
   1986.................................            30             0.19            149,417.58         0.07
   1987.................................            29             0.18            131,167.38         0.06
   1988.................................            99             0.62            574,301.42         0.25
   1989.................................           268             1.68          1,680,011.11         0.73
   1990.................................           502             3.15          3,570,842.40         1.56
   1991.................................           813             5.11          6,899,268.76         3.01
   1992.................................         1,221             7.67         12,448,305.99         5.44
   1993.................................         1,873            11.76         21,556,483.56         9.42
   1994.................................         2,245            14.10         30,231,177.40        13.20
   1995.................................         2,828            17.76         42,966,024.46        18.77
   1996.................................         2,084            13.09         34,075,130.53        14.88
   1997.................................         2,533            15.91         45,898,931.68        20.05
   1998.................................         1,379             8.66         28,651,671.01        12.52
                                                ------           ------       ---------------       ------
     Total..............................        15,924           100.00%      $228,938,158.83       100.00%
                                                ======           ======       ===============       ======

-----------
(1) Sum may not equal 100% due to rounding.

       Distribution of the Receivables by Note Rate as of the Cutoff Date

                                                                                 Percent of
                                                 Aggregate          Average      Aggregate
                                Number of        Principal         Principal     Principal
  Note Rate Range              Receivables        Balance           Balance      Balance(1)
  ---------------              -----------        -------           -------      ----------
  6.000 to  6.999%.......            1       $     8,010.14      $  8,010.14         0.00%
  7.000 to  7.999%.......           15           157,948.24        10,529.88         0.07
  8.000 to  8.999%.......          188         3,249,103.86        17,282.47         1.42
  9.000 to  9.999%.......          468         7,489,813.42        16,003.87         3.27
 10.000 to 10.999%.......        1,211        18,986,892.10        15,678.69         8.29
 11.000 to 11.999%.......        2,535        40,382,707.35        15,930.06        17.64
 12.000 to 12.999%.......        3,895        58,790,386.42        15,093.81        25.68
 13.000 to 13.999%.......        3,543        50,382,270.73        14,220.23        22.01
 14.000 to 14.999%.......        2,070        26,216,956.49        12,665.20        11.45
 15.000 to 15.999%.......          972        11,683,532.98        12,020.10         5.10
 16.000 to 16.999%.......          469         5,435,861.35        11,590.32         2.37
 17.000 to 17.999%.......          241         2,914,741.23        12,094.36         1.27
 18.000 to 18.999%.......          213         2,368,958.30        11,121.87         1.03
 19.000 to 19.999%.......           48           481,435.06        10,029.90         0.21
 20.000 to 20.999%.......           41           311,190.36         7,590.01         0.14
21.000  to 21.999%.......           10            59,685.56         5,968.56         0.03
22.000  to 22.999%.......            2            13,097.84         6,548.92         0.01
23.000  to 23.999%.......            1             4,119.53         4,119.53         0.00
24.000  to 24.999%.......            1             1,447.87         1,447.87         0.00
                                ------      ---------------      ----------        ------
             Total.......       15,924      $228,938,158.83      $14,376.93        100.00%
                                ======      ===============      ==========        ======

-----------
(1) Sum may not equal 100% due to rounding.

Delinquencies, Repossessions and Net Losses

         Set forth below is certain information concerning the experience of UAC and the Predecessor pertaining to delinquencies, repossessions, and net losses on its prime fixed rate retail automobile, light truck and van receivables serviced by UAC and the Predecessor. There can be no assurance that the delinquency, repossession, and net loss experience on the Receivables will be comparable to that set forth below.

                                                              At June 30,
                                      1995                         1996                     1997
                            ----------------------      -----------------------     ----------------------
                                                                    (Dollars in thousands)
                             Number of                  Number of                    Number of
                            Receivables    Amount       Receivables    Amount       Receivables    Amount
                            -----------    ------       -----------    ------       -----------    ------
Servicing portfolio ....      117,837    $1,159,349       147,722    $1,548,538       173,693    $1,860,272
                              -------    ----------       -------    ----------       -------    ----------
Delinquencies
   30-59 days ..........        1,169    $   12,097         1,602    $   17,030         2,487    $   27,373
   60-89 days ..........          377         4,124           694         7,629         1,646        18,931
   90 days or more .....            0             0           333         3,811           723         8,826
                              -------    ----------       -------    ----------       -------    ----------
Total delinquencies ....        1,546    $   16,221         2,629    $   28,470         4,856    $   55,130
                              =======    ==========       =======    ==========       =======    ==========
Total delinquencies as a
   percent of servicing
     portfolio .........         1.31%         1.40%         1.78%         1.84%         2.80%         2.96%


                                At September 30,            At December 31,
                                      1997                       1997
                          -------------------------     ----------------------
                                          (Dollars in thousands)
                            Number of                    Number of
                           Receivables     Amount       Receivables     Amount
                           -----------     ------       -----------     ------
Servicing portfolio ....      177,377    $1,896,748       179,962    $1,920,930
                              -------    ----------       -------    ----------
Delinquencies
   30-59 days ..........        4,310    $   45,766         3,954    $   41,778
   60-89 days ..........        2,196        25,156         2,274        25,933
   90 days or more .....          934        11,131           688         8,048
                              -------    ----------       -------    ----------
Total delinquencies ....        7,440    $   82,053         6,916    $   75,759
                              =======    ==========       =======    ==========
Total delinquencies as a
   percent of servicing
     portfolio .........         4.19%         4.33%         3.84%         3.94%

                           Credit Loss Experience (1)

                                                             Year ended June 30,
                                         1995                       1996                        1997
                              ------------------------    -----------------------     ------------------------
                                                           (Dollars in thousands)
                                Number of                  Number of                   Number of
                               Receivables     Amount     Receivables     Amount      Receivables      Amount
                               -----------     ------     -----------     ------      -----------      ------
Avg. servicing
     portfolio(2)............    104,455      $982,875       132,363    $1,343,770       164,858    $1,759,666
                                 -------      --------       -------    ----------       -------    ----------
Gross charge-offs ...........      3,493      $ 28,628         3,663    $   40,815         6,280    $   70,830
Recoveries (3) ..............     15,258        19,543        28,511         8,134         8,527        16,661
                                              --------                  ----------                  ----------
Net losses ..................                 $ 13,370                  $   21,272                  $   42,319
                                              ========                  ==========                  ==========
Gross charge-offs as a %
   of avg. servicing
   portfolio(4) .............       3.34%         2.91%         2.77%         3.04%         3.81%         4.03%
Recoveries as a % of gross
   charge-offs ..............                    53.30%                      47.88%                      40.25%
Net losses as a % of avg
   servicing portfolio(4) ...                     1.36%                       1.58%                       2.40%

                                  Three Months Ended          Three Months Ended           Six Months Ended
                                  September 30, 1997 (5)     December 31, 1997 (5)       December 31, 1997 (5)
                                -------------------------   ------------------------    --------------------------
                                                            (Dollars in thousands)
                                  Number of                   Number of                  Number of
                                 Receivables    Amount       Receivables    Amount      Receivables       Amount
                                 -----------    ------       -----------    ------      -----------       ------
Avg. servicing
     portfolio(2)............      175,920    $1,881,603       179,334    $1,916,778       177,627       $1,899,190
                                   -------    ----------       -------    ----------       -------       ----------
Gross charge-offs ...........        2,054    $   23,056         1,977    $   22,373         4,031       $   45,429
Recoveries (3) ..............
                                              ----------                  ----------                     ----------
Net losses ..................                 $   14,922                  $   13,846                     $   28,768
                                              ==========                  ==========                     ==========
Gross charge-offs as a %
   of avg. servicing
   portfolio(4) .............         4.67%         4.90%         4.41%         4.67%         4.54%            4.78%
Recoveries as a % of gross
   charge-offs ..............                      35.28%                      38.11%                         36.68%
Net losses as a % of avg
   servicing portfolio(4) ...                       3.17%                       2.89%                          3.03%

-----------
(1) There is generally no recourse to Dealers under any of the receivables in the portfolio serviced by UAC or the Predecessor, except to the extent of representations and warranties made by Dealers in connection with such receivables.

(2) Equals the monthly arithmetic average, and includes receivables sold in prior securitization transactions.

(3) In fiscal 1995, the method by which recoveries are stated was changed. Currently, recoveries include recoveries on receivables previously charged off, cash recoveries and unsold repossessed assets carried at fair market value. Under the previous method, reported recoveries excluded unsold repossessed assets carried at fair market value. Prior period credit loss experience has been restated to conform to current period classifications.

(4) Variation in the size of the portfolio serviced by UAC will affect the percentages in "Gross charge-offs as a percentage of average servicing portfolio" and "Net losses as a percentage of average servicing portfolio."

(5) Percentages are annualized in "Gross charge-offs as a percentage of average servicing portfolio" and "Net losses as a percentage of average servicing portfolio" for partial years.

         As indicated by the foregoing delinquency experience table, delinquency rates based upon outstanding loan balances of accounts 30 days past due and over decreased to 3.94% at December 31, 1997, compared to 4.33% at September 30, 1997, and increased from 2.96% at June 30, 1997, for UAC's prime servicing portfolio. The decreased delinquency from September 30, 1997, is primarily attributed to collection strategies implemented to target problem accounts as well as the utilization of new scoring tools to focus collection efforts most effectively.

         As indicated in the foregoing credit loss experience table, credit losses on the prime auto portfolio totaled approximately $13.8 million for the quarter ended December 31, 1997, or 2.89% (annualized) of the average servicing portfolio compared to 3.17% (annualized) for the quarter ended September 30, 1997, and 2.40% for the year ended June 30, 1997. Decreased credit losses from September 30, 1997, are primarily a result of strategic efforts made by UAC to improve the overall credit-quality of loans as well as a slight improvement in recovery rates.

         Increasing delinquency and credit losses prior to this quarter have been attributed to the deterioration of consumer credit despite low unemployment and relatively good economic conditions. There has been a slight improvement in delinquency and credit losses since September 30, 1997, which is primarily attributable to strategic efforts made by UAC. Beginning in March 1997, UAC implemented tighter credit standards in loan acquisitions to help ensure adequate credit quality. Several collection strategies have been implemented to target problem accounts, including forming specialized collection teams to concentrate on specific classes of accounts and utilization of new scoring tools to focus collection efforts most effectively.

         Recovery rates are a contributing factor to higher credit losses. The market for the sale of used-cars at auction has continued to decline due to saturation by used leased vehicles and repossessed vehicles due to bankruptcy.
Recoveries as a percentage of gross charge-offs increased to 38.11% for the quarter ended December 31, 1997, up from 35.28% for the quarter ended September 30, 1997. Although recovery rates showed signs of improvement during the most recent quarter, UAC continues to look for ways to improve recovery rates including expansion of UAC's reconditioning and remarketing operations.

         UAC's expectations with respect to delinquency and credit loss trends constitute forward-looking statements and are subject to important factors that could cause actual results to differ materially from those projected by UAC. Such factors include, but are not limited to, general economic factors affecting obligors' ability to make timely payments on their indebtedness such as employment status, rates of consumer bankruptcy, consumer debt levels generally and the interest rates applicable thereto. In addition, credit losses are affected by UAC's ability to realize on recoveries of repossessed vehicles, including, but not limited to, the market for used cars at any given time.

                       YIELD AND PREPAYMENT CONSIDERATIONS
General

         Monthly Interest (as defined herein) will be distributed to Certificateholders on each Distribution Date to the extent of the pass-through rate applied to the applicable Certificate Balance or Notional Principal Amount, as applicable, as of the preceding Distribution Date or the Closing Date, as applicable (after giving effect to distributions of principal on such preceding Distribution Date). See "The Offered Certificates -- Distributions on the Offered Certificates" herein. In the event of a full or partial prepayment on a Receivable, Certificateholders will receive interest for the full month of such prepayment either through the distribution of interest paid on other Receivables, from a withdrawal from the Spread Account, an Advance by the Servicer or draw on the Policy.

         Although the Receivables will have different Contract Rates, each Receivable's Contract Rate generally will exceed the sum of (a) the weighted average of the Class A-1 Pass-Through Rate, the Class A-2 Pass-Through Rate, the Class A-3 Pass-Through Rate, the Class A-4 Pass-Through Rate and the Class A-5 Pass-Through Rate, (b) the Class I Pass-Through Rate, (c) the per annum rate used to calculate the Insurance Premium and (d) the per annum rate used to calculate the Servicing Fee. The Contract Rate on a small percentage of the Receivables, however, will be less than the foregoing sum. Disproportionate rates of prepayments between Receivables with higher and lower Contract Rates could affect the ability of the Trust to distribute Monthly Interest to Certificateholders.

The Class I Certificates

         The Class I Certificates are interest only certificates. Although the planned amortization feature of the Class I Certificates is intended to reduce the uncertainty of prepayments with respect to the Class I Certificates, if the Receivables prepay sufficiently quickly, the Notional Principal Amount of the Class I Certificates may be reduced more quickly than provided in the Planned Notional Principal Amount Schedule, thereby reducing the yield to the holders of the Class I Certificates. The yield to maturity on the Class I Certificates will therefore be very sensitive to the rate of prepayments, including voluntary prepayments and prepayments due to liquidations and repurchases. Prospective investors should fully consider the associated risks, including the risk that a rapid rate of prepayments could result in the failure of investors in the Class I Certificates to recoup their initial investment. See "Risk Factors" and "The Offered Certificates -- The Class I Certificates -- Calculation of Notional Principal Amount" and "-- Class I Yield Considerations."

                              THE DEPOSITOR AND UAC

         UAC currently acquires loans from over 3,300 manufacturer franchised automobile dealerships in 30 states. UAC is an Indiana corporation, formed in December 1993 by UAC's predecessor, Union Federal Savings Bank of Indianapolis (the "Predecessor") to succeed to the Predecessor's indirect automobile finance business which the Predecessor had operated since 1986. UAC began purchasing and originating receivables in April 1994. For the fiscal years ended June 30, 1994, 1995, 1996 and 1997 UAC and/or the Predecessor acquired prime loans aggregating $615 million, $767 million, $995 million and $1,076 million, respectively, representing annual increases of 25%, 30% and 8%, respectively. Of the $1.9 billion of loans in the servicing portfolio of UAC (consisting of the principal balance of loans held for sale and securitized loans) at June 30, 1997, approximately 75.43% represented loans on used cars and approximately 24.57% represented loans on new cars.

                                   THE INSURER

         MBIA Insurance Corporation (the "Insurer") is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company (the "Company"). The Company is not obligated to pay the debts of or claims against the Insurer. The Insurer is domiciled in the State of New York and licensed to do business in and subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. The Insurer has two European branches, one in the Republic of France and the other in the Kingdom of Spain. New York has laws prescribing minimum capital requirements, limiting classes and concentrations of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by the Insurer, changes in control and transactions among affiliates. Additionally, the Insurer is required to maintain contingency reserves on its liabilities in certain amounts and for certain periods of time.

         Effective February 17, 1998, the Company acquired all of the outstanding stock of Capital Markets Assurance Corporation ("CMAC") through a merger with its parent CapMAC Holdings Inc. Pursuant to a reinsurance agreement, CMAC has ceded all of its net insured risks, as well as its unearned premiums and contingency reserves, to the Insurer and the Insurer has reinsured CMAC's net outstanding exposure. The Company is not obligated to pay the debts of or claims against CMAC.

         As of December 31, 1996 the Insurer had admitted assets of $4.4 billion (audited), total liabilities of $3.0 billion (audited), and total capital and surplus of $1.4 billion (audited) determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities. As of September 30, 1997, the Insurer had admitted assets of $5.1 billion (unaudited), total liabilities of $3.4 billion (unaudited), and total capital and surplus of $1.7 billion (unaudited) determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities.

         Furthermore, copies of the Insurer's year end financial statements prepared in accordance with statutory accounting practices are available without charge from the Insurer. A copy of the Annual Report on Form 10-K of the Company is available from the Insurer or the Securities and Exchange Commission. The address of the Insurer is 113 King Street, Armonk, New York 10504. The telephone number of the Insurer is (914) 273-4545.

         The Insurer's financial guarantee insurance policies, such as the Policy, are not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

         Moody's Investors Service, Inc. rates the claims paying ability of the Insurer "Aaa."

         Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. rates the claims paying ability of the Insurer "AAA."

         Fitch IBCA, Inc. (formerly known as Fitch Investors Service, L.P.) rates the claims paying ability of the Insurer "AAA."

         Each rating of the Insurer should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of the Insurer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

         The above ratings are not recommendations to buy, sell or hold the securities, and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the securities. The Insurer does not guaranty the market price of the securities nor does it guaranty that the ratings on the securities will not be revised or withdrawn.

         The tables below present selected financial information of the Insurer determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities ("SAP") as well as generally accepted accounting principles ("GAAP"):

                                                    SAP
                                   -----------------------------------------
                                   December 31                  September 30
                                      1996                           1997
                                   -----------                  ------------
                                    (Audited)                    (Unaudited)
                                               (in millions)
         Admitted Assets             $4,476                        $5,165
         Liabilities                  3,009                         3,457
         Capital and Surplus          1,467                         1,708

                                                   GAAP
                                   -----------------------------------------
                                   December 31                  September 30
                                      1996                           1997
                                   -----------                  ------------
                                    (Audited)                    (Unaudited)
                                               (in millions)
         Assets                      $5,066                        $5,819
         Liabilities                  2,262                         2,594
         Shareholder's Equity         2,804                         3,225

     Audited financial statements of the Insurer as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 are included herein beginning on page F-1. Unaudited financial statements of the Insurer for the nine-month period ended September 30, 1997 are included herein beginning on page F-1. Such financial statements have been prepared on the basis of GAAP. Copies of the Insurer's 1996 year-end audited financial statements prepared in accordance with SAP are available from the Insurer. The address of the Insurer is 113 King Street, Armonk, New York 10504.

                            THE OFFERED CERTIFICATES

         The Offered Certificates will be issued pursuant to the Pooling and Servicing Agreement. Copies of the Pooling and Servicing Agreement (without exhibits) may be obtained by Certificateholders upon request in writing to the Servicer at the address set forth herein under "Reports to Certificateholders." Citations to the relevant sections of the Pooling and Servicing Agreement appear below in parentheses. The following summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Pooling and Servicing Agreement.

Distributions

         In general, it is intended that the Trustee distribute to the Class A Certificateholders on each Distribution Date beginning April 8, 1998, the aggregate principal payments, including full and partial prepayments (except certain prepayments in respect of Precomputed Receivables as described below under "--Accounts"), received on the Receivables during the related Collection Period, plus Class A Monthly Interest. Principal to be distributed to the Class A Certificateholders will be allocated on the basis of the Principal Distribution Sequence (as defined herein). It is also intended that the Trustee distribute to the Class I Certificateholders, on each Distribution Date beginning on April 8, 1998 and continuing through the Distribution Date on which the Notional Principal Amount is reduced to zero, the Class I Monthly Interest. (Section 9.04.) See "-- Distributions on the Offered Certificates." Monthly Interest may be provided by a payment made by or on behalf of the Obligor, by an Advance made by the Servicer to cover interest due on a defaulted Receivable or by a withdrawal from the Spread Account. Monthly Interest may be provided by a draw on the Policy if there are not sufficient funds (after payment of the Monthly Servicing Fee, permitted reimbursements of outstanding Advances and after giving effect to any withdrawals from the Spread Account for the benefit of the Class A Certificateholders and the Class I Certificateholders) to pay Monthly Interest and Monthly Principal. Draws on the Policy to pay Monthly
Interest and Monthly Principal will be limited to the Policy Amount. See "-- Sale and Assignment of Receivables" and "-- Accounts" herein.

The Class I Certificates -- Calculation of Notional Principal Amount

         The Class I Certificates are interest only planned amortization securities. The Class I Certificates are entitled to receive interest at the Class I Pass-Through Rate on the Notional Principal Amount of the Class I Certificates, initially $183,094,333.85. The planned amortization feature is intended to reduce the uncertainty to investors in the Class I Certificates with respect to prepayments because the Class I Certificates will receive interest based on their Notional Principal Amount on a principal paydown schedule rather than on the reduction in the actual Certificate Balance as a result of principal payments and prepayments, as described below. Solely for the purpose of calculating the amount payable with respect to the Class I Certificates, the Certificate Balance will be divided into two principal components, the "PAC Component" and the "Companion Component". The Notional Principal Amount will be equal to the PAC Component, originally $183,094,333.85. The sum of the PAC Component and the Companion Component will at all times equal the then aggregate unpaid Certificate Balance.

         The Pooling and Servicing Agreement establishes a schedule (the "Planned Notional Principal Amount Schedule") pursuant to which principal will be allocated to the PAC Component and the Companion Component, as described below. As the PAC Component is reduced, the Notional Principal Amount and payments to the holders of the Class I Certificates will also be reduced. On each Distribution Date, the Monthly Principal distributed to Class A Certificateholders will be allocated first to the PAC Component up to the amount necessary to reduce the PAC Component to the amount specified in the Planned Notional Principal Amount Schedule (the "Planned Notional Principal Amount") for such Distribution Date, second, to the Companion Component until the balance thereof is reduced to zero and third, to the PAC Component, without regard to the Planned Notional Principal Amount for such Distribution Date. The foregoing allocations will be made solely for purposes of calculating the Notional Principal Amount and correspondingly, the amount of interest payable with respect to the Class I Certificates. The Class I Certificates are not entitled to receive any principal payments. The foregoing calculations will not affect distributions of principal with respect to the Class A Certificates.

                   Planned Notional Principal Amount Schedule

                                                               Planned Notional
 Distribution Date in                                          Principal Amount
 --------------------                                          ----------------
 Initial.................................................      $183,094,333.85
 April 1998..............................................       177,083,521.77
 May 1998................................................       171,123,886.53
 June 1998...............................................       165,216,390.34
 July 1998...............................................       159,362,010.25
 August 1998.............................................       153,561,738.32
 September 1998..........................................       147,816,581.89
 October 1998............................................       142,127,563.74
 November 1998...........................................       136,495,722.35
 December 1998...........................................       130,922,112.10
 January 1999............................................       125,407,803.47
 February 1999...........................................       119,953,883.33
 March 1999..............................................       114,561,455.09
 April 1999..............................................       109,231,638.99
 May 1999................................................       103,965,572.30
 June 1999...............................................        98,764,409.59
 July 1999...............................................        93,629,322.95
 August 1999.............................................        88,561,502.21
 September 1999..........................................        83,562,155.25
 October 1999............................................        78,632,508.20
 November 1999...........................................        73,773,805.70
 December 1999...........................................        68,987,311.17
 January 2000............................................        64,274,307.08
 February 2000...........................................        59,636,095.20
 March 2000..............................................        55,073,996.84
 April 2000..............................................        50,589,353.19
 May 2000................................................        46,183,525.52
 June 2000...............................................        41,857,895.52
 July 2000...............................................        37,613,865.54
 August 2000.............................................        33,452,858.89
 September 2000..........................................        29,376,320.13
 October 2000............................................        25,385,715.38
 November 2000...........................................        21,482,532.59
 December 2000...........................................        17,668,281.84
 January 2001............................................        13,944,495.68
 February 2001...........................................        10,312,729.39
 March 2001..............................................         6,774,561.34
 April 2001..............................................         3,331,593.29
 May 2001................................................                 0.00

The Class I Certificates will not be entitled to any distributions after the Notional Principal Amount has been reduced to zero.

Class I Yield Considerations

         Although the planned amortization feature of the Class I Certificates is intended to reduce the uncertainty relating to prepayments of the Receivables with respect to the Class I Certificates, the yield to maturity of the Class I Certificates will remain extremely sensitive to the prepayment experience of the Receivables, including voluntary prepayments and prepayments due to liquidations and repurchases. Prospective investors should fully consider the associated risks, including the risk that such investors may not fully recover their initial investment. In particular, investors in the Class I Certificates should note that they will not be entitled to any distributions after the Notional Principal Amount of the Class I Certificates has been reduced to zero and that Receivables may be repurchased due to breaches of representations. See "Risk Factors."

         The following tables illustrate the significant effect that prepayments on the Receivables have upon the yield to maturity of the Class I Certificates. The first table assumes that the Receivables have been aggregated into four hypothetical pools having the characteristics described therein and that the level scheduled monthly payment for each of the four pools (which is based on its principal balance, weighted average Contract Rate, weighted average remaining term as of the Cutoff Date and its weighted average original term) will be such that such pool will be fully amortized by the end of its weighted average remaining term. Based on such hypothetical pools, the second table shows the approximate hypothetical pre-tax yields to maturity of the Class I Certificates, stated on a corporate bond equivalent basis, under five different prepayment assumptions based on the assumed purchase price and the ABS prepayment model described below.


                                                               Weighted Average          Weighted Average
                 Cutoff Date        Weighted Average           Remaining Term to         Original Term to
     Pool     Principal Balance        Note Rate               Maturity (in Months)      Maturity (in Months)
     ----     -----------------        ---------               --------------------      --------------------
       1     $   11,963,606.19           13.753%                    41                          43
       2         36,681,473.67           13.071                     58                          60
       3         73,628,976.01           12.877                     69                          71
       4        106,664,102.96           12.795                     80                          82

         For purposes of the table, it is also assumed that (i) the purchase price of the Class I Certificates is as set forth below, (ii) the Receivables prepay monthly at the specified percentages of ABS as set forth in the table below, (iii) prepayments representing prepayments in full of individual Receivables are received on the last day of the month and include a full month's interest thereon, (iv) the Closing Date for the Offered Certificates is March 12, 1998, (v) distributions on the Offered Certificates are made, in cash, commencing on April 8, 1998, and on the ninth day of each month thereafter, (vi) no defaults or delinquencies in the payment of the Receivables are experienced, and (vii) no Receivable is repurchased for breach of representation and warranty or otherwise.

       Sensitivity of the Yield on the Class I Certificates to Prepayments

                       1.0%        1.6%     1.8%       2.5%        3.0%
        Price(1)        ABS         ABS      ABS        ABS         ABS
        --------        ---         ---      ---        ---         ---
       2.135753%      26.529%     6.000%    6.000%     6.000%   -- 3.910%

(1)      Expressed as a percentage of the original Notional Principal Amount.

         Based on the assumptions described above and assuming a purchase price of 2.135753% at approximately 2.843% ABS, the pre-tax yield to maturity of the Class I Certificates would be approximately 0%.

         It is highly unlikely that the Receivables will prepay at a constant rate until maturity or that all of the Receivables will prepay at the same rate. The foregoing table assumes that each Receivable bears interest at its specified Contract Rate, has the same remaining amortization term, and prepays at the same rate. In fact, receivables will prepay at different rates and have different terms.

         The yields set forth in the preceding table were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on the Class I Certificates, would cause the discounted present value of such assumed cash flows to equal the assumed purchase price of such Class I Certificates and by converting such monthly rates to corporate bond equivalent rates. Such calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class I Certificates and consequently do not purport to reflect the return on any investment in the Class I Certificates when such reinvestment rates are considered.

         The Receivables will not necessarily have the characteristics assumed above and there can be no assurance that (i) the Receivables will prepay at any of the rates shown in the table or at any other particular rate or will prepay proportionately, (ii) the pre-tax yield on the Class I Certificates will correspond to any of the pre-tax yields shown above or (iii) the aggregate purchase price of the Class I Certificates will be equal to the purchase price assumed. Because the Receivables will include Receivables that have remaining terms to stated maturity shorter or longer than those assumed and Contract Rates higher or lower than those assumed, the pre-tax yield on the Class I Certificates may differ from those set forth above, even if all of the Receivables prepay at the indicated constant prepayment rates.

         Prepayments on automotive receivables can be measured relative to a prepayment standard or model. The Absolute Prepayment Model ("ABS") used in the preceding table represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the Receivables.

Sale and Assignment of Receivables

         Certain  information  with respect to the conveyance of the Receivables
(i) from Union Acceptance Funding Corporation ("UAFC") to the Depositor pursuant to the Purchase Agreement dated as of March 1, 1998, among UAFC, UAC and the Depositor and (ii) from the Depositor to the Trust pursuant to the Pooling and Servicing Agreement is set forth under "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables" in the Prospectus.

Accounts

         In addition to the Certificate Account, the property of the Trust will include the Spread Account and the Payahead Account.

         Spread Account. On the Closing Date, the Trustee will establish the Spread Account. Thereafter, the amount held in the Spread Account will be increased up to the Required Spread Amount by the deposit thereto of payments on the Receivables not utilized to make payments to the Certificateholders (other than the Class IC Certificateholder), the Insurer and the Servicer for the Monthly Servicing Fee and any permitted reimbursements of outstanding Advances on any Distribution Date. While it is intended that the Spread Account will grow over time to equal the Required Spread Amount through monthly deposits of excess collections on the Receivables, if any, there can be no assurance that such growth will actually occur. The Spread Account will be established for the benefit of the Class A Certificateholders, the Class I Certificateholders and the Insurer. On each Distribution Date, any amounts on deposit in the Spread Account after the payment of any amounts owed to the Insurer in excess of the Required Spread Amount will be withdrawn from the Spread Account and distributed to the Class IC Certificateholder.

         Under the terms of the Pooling and Servicing Agreement, the Trustee will withdraw funds from the Spread Account and transfer them to the Certificate Account for any deficiency of Monthly Interest or Monthly Principal as further described below under "-- Distributions on the Offered Certificates," to the extent available, prior to making any draw on the Policy.

         In the event that the balance of the Spread Account is reduced to zero and there is a default under the Policy on any Distribution Date, the Trust will depend solely on current distributions on the Receivables to make distributions of principal and interest on the Certificates. Any reduction in the principal balance of the Receivables due to losses on the Receivables will also result in a reduction of the Notional Principal Amount of the Class I Certificates. In addition, because the market value of motor vehicles generally declines with age and because of difficulties that may be encountered in enforcing motor vehicle contracts as described in the Prospectus under "Certain Legal Aspects of the Receivables," the Servicer may not recover the entire amount due on such Receivables in the event of a repossession and resale of a Financed Vehicle securing a Receivable in default. In such event, the Certificateholders may suffer a corresponding loss. Any such losses would be borne pro rata by the Class A Certificateholders and Class I Certificateholders.

         Payahead Account. The Servicer will establish an additional account (the "Payahead Account"), in the name of the Trustee on behalf of Obligors on the Receivables and Certificateholders, into which, to the extent required by the Pooling and Servicing Agreement, early payments by or on behalf of Obligors on Precomputed Receivables will be deposited until such time as the payment becomes due. Until such time as payments are transferred from the Payahead Account to the Certificate Account, they will not constitute collected interest or collected principal and will not be available for distribution to Certificateholders. The Payahead Account will initially be maintained with the Trustee. Interest earned on the balance in the Payahead Account will be remitted to the Servicer monthly. Collections on a Precomputed Receivable made during a Collection Period shall be applied first to any overdue scheduled payment on such Receivable, then to the scheduled payment on such Receivable due in such Collection Period. If any collections remaining after the scheduled payment is made are insufficient to prepay the Precomputed Receivable in full, then generally such remaining collections shall be transferred to and kept in the Payahead Account until such later Collection Period as the collections may be retransferred to the Certificate Account and applied either to a later scheduled payment or to prepay such Receivable in full.

Advances

         With respect to each Receivable delinquent more than 30 days at the end of a Collection Period, the Servicer will make an Advance in an amount equal to 30 days of interest, but only to the extent that the Servicer in its sole discretion, expects to recoup the Advance from subsequent collections on the Receivable. The Servicer will deposit the Advance in the Certificate Account on or before the fifth calendar day of the month following the Collection Period. The Servicer will recoup its Advance from subsequent payments by or on behalf of the respective Obligor, from insurance proceeds or, upon the Servicer's determination that reimbursement from the preceding sources is unlikely, will recoup its Advance from any collections made on other Receivables. (Section 9.05.)

Distributions on the Class IC Certificate

         The Class IC Certificate will be initially issued to the Depositor and will entitle it to receive monthly all funds held in the Spread Account in excess of the Required Spread Amount after payment of all amounts owed to the Insurer. Upon termination of the Trust the Class IC Certificateholder is entitled to receive any amounts remaining in the Spread Account (only after all required payments to the Insurer are made) after the payment of expenses and distributions to Certificateholders. See "-- Accounts" above.

Distributions on the Offered Certificates

         The Servicer will deposit in the Certificate Account the amount of payments on all Receivables received with respect to the preceding Collection Period. All such payments on the Simple Interest Receivables, the scheduled payments on Precomputed Receivables, plus the net amount to be transferred from the Payahead Account to the Certificate Account for the related Distribution Date, all Advances for such Collection Period and the Purchase Amount for all Receivables that became Purchased Receivables during the preceding Collection Period, will be available for distribution pursuant to the terms of the Pooling and Servicing Agreement on the next succeeding Distribution Date ("Available
Funds"). The Servicer will determine the amount of funds necessary to make distributions of Monthly Principal and Monthly Interest to the Certificateholders and to pay the Monthly Servicing Fee to the Servicer. If there is a deficiency with respect to Monthly Interest or Monthly Principal on any Distribution Date, after giving effect to payments of the Monthly Servicing Fee and permitted reimbursements of outstanding Advances to the Servicer on such Distribution Date, the Servicer will withdraw amounts, to the extent available, from the Spread Account, in the amount of such deficiency and notify the Trustee of any remaining deficiency, whereupon the Trustee will draw on the Policy, up to the Policy Amount, to pay Monthly Interest and Monthly Principal. Moreover, if the Available Funds for a Distribution Date are insufficient to pay current and past due Insurance Premiums, and other amounts owed to the Insurer, pursuant to the Insurance Agreement, plus accrued interest thereon, to the Insurer, the Servicer will notify the Trustee of such deficiency, and the amount, if any, then on deposit in the Spread Account (after giving effect to any withdrawal to satisfy a deficiency described in this and the preceding sentences) will be available to cover such deficiency.

         The Monthly Servicing Fee due to the Servicer in respect of each Collection Period will be distributed to the Servicer during such Collection Period from collections received during such Collection Period.

         On each Distribution Date, the Trustee will apply or cause to be applied the Available Funds (plus, to the extent required for payment of Monthly Interest or Monthly Principal any amounts withdrawn from the Spread Account or drawn on the Policy, as applicable) to make the following payments in the following priority:

         (a) without duplication, an amount equal to the sum of the amount of outstanding Advances in respect of Receivables (x) that became Defaulted Receivables during the prior Collection Period plus (y) that the Servicer determines to be unrecoverable, to the Servicer;

         (b) the Monthly Servicing Fee, including any overdue Monthly Servicing Fee, to the Servicer, to the extent not previously distributed to the Servicer;

         (c) pro rata, (y) Monthly Principal, in accordance with the Principal Distribution Sequence (described below), and Class A Monthly Interest, including any overdue Class A Monthly Interest, to the Class A Certificateholders and (z) Class I Monthly Interest, including any overdue Class I Monthly Interest, to the Class I Certificateholders;

         (d) the Insurance Premium including any overdue Insurance Premium plus interest thereon to the Insurer;

         (e) the amount of recoveries of Advances (to the extent such recoveries have not previously been reimbursed to the Servicer pursuant to clause
         (a) above), to the Servicer;

         (f) the aggregate amount of any unreimbursed draws on the Policy payable to the Insurer, under the Insurance Agreement, for Class A Monthly Interest, Class I Monthly Interest and Monthly Principal and any other amounts owing to the Insurer under the Insurance Agreement plus accrued interest thereon; and

         (g) the balance into the Spread Account.

         After all distributions pursuant to clauses (a) through (g) above have been made for each Distribution Date, the amount of funds remaining in the Spread Account on such date, if any, in excess of the Required Spread Amount, will be distributed by the Trustee to the Class IC Certificateholder. Any amounts so distributed to the Class IC Certificateholder will no longer be property of the Trust and Certificateholders will have no rights with respect thereto.

         If on any Distribution Date there are not sufficient Available Funds (together with amounts withdrawn from the Spread Account and/or the Policy) to pay the distribution required by (c) above, the Available Funds distributable thereunder shall be distributed proportionately on the basis of the ratio of the required distribution due each of the Class A Certificateholders and the Class I Certificateholders, respectively, to the sum of the distributions required by
(c) the Class A Certificateholders and the Class I Certificateholders. The amount so distributed to the Class A Certificateholders hereunder shall be allocated first to Class A Monthly Interest, and second to Monthly Principal pro rata among the Class A Certificateholders.

         "Class A Monthly Interest" for any Distribution Date will equal the sum of Class A-1 Monthly Interest, Class A-2 Monthly Interest, Class A-3 Monthly Interest, Class A-4 Monthly Interest and Class A-5 Monthly Interest.

         "Class A-1 Monthly Interest" means, (i) for the first Distribution Date, the product of the following: (one-three hundred sixtieth (1/360th) of the Class A-1 Pass-Through Rate) multiplied by (the number of days from the Closing Date through the day before the first Distribution Date) multiplied by the Class A-1 Certificate Balance at the Closing Date and (ii) for any subsequent Distribution Date, one-three hundred sixtieth (1/360th) of the product of the Class A-1 Pass-Through Rate, the actual number of days from the previous Distribution Date through the day before the related Distribution Date and the Class A-1 Certificate Balance as of the immediately preceding Distribution Date (after giving effect to any distribution of Monthly Principal made on such immediately preceding Distribution Date).

         "Class A-2 Monthly Interest" means, (i) for the first Distribution Date, the product of the following: (one twelfth of the Class A-2 Pass-Through
Rate) multiplied by (the number of days from the Closing Date (assuming the month of the Closing Date has 30 days) through the day before the first Distribution Date divided by 30) multiplied by the Class A-2 Certificate Balance at the Closing Date and (ii) for any subsequent Distribution Date, one-twelfth of the product of the Class A-2 Pass-Through Rate and the Class A-2 Certificate Balance as of the immediately preceding Distribution Date (after giving effect to any distribution of Monthly Principal made on such immediately preceding Distribution Date).

         "Class A-3 Monthly Interest" means, (i) for the first Distribution Date, the product of the following: (one twelfth of the Class A-3 Pass-Through
Rate) multiplied by (the number of days from the Closing Date (assuming the month of the Closing Date has 30 days) through the day before the first Distribution Date divided by 30) multiplied by the Class A-3 Certificate Balance at the Closing Date and (ii) for any subsequent Distribution Date, one-twelfth of the product of the Class A-3 Pass-Through Rate and the Class A-3 Certificate Balance as of the immediately preceding Distribution Date (after giving effect to any distribution of Monthly Principal made on such immediately preceding Distribution Date).

         "Class A-4 Monthly Interest" means, (i) for the first Distribution Date, the product of the following: (one twelfth of the Class A-4 Pass-Through
Rate) multiplied by (the number of days from the Closing Date (assuming the month of the Closing Date has 30 days) through the day before the first Distribution Date divided by 30) multiplied by the Class A-4 Certificate Balance at the Closing Date and (ii) for any subsequent Distribution Date, one-twelfth of the product of the Class A-4 Pass-Through Rate and the Class A-4 Certificate Balance as of the immediately preceding Distribution Date (after giving effect to any distribution of Monthly Principal made on such immediately preceding Distribution Date).

         "Class A-5 Monthly Interest" means, (i) for the first Distribution Date, the product of the following: (one twelfth of the Class A-5 Pass-Through
Rate) multiplied by (the number of days from the Closing Date (assuming the month of the Closing Date has 30 days) through the day before the first Distribution Date divided by 30) multiplied by the Class A-5 Certificate Balance at the Closing Date and (ii) for any subsequent Distribution Date, one-twelfth of the product of the Class A-5 Pass-Through Rate (as adjusted after the Clean-Up Call Date) and the Class A-5 Certificate Balance as of the immediately preceding Distribution Date (after giving effect to any distribution of Monthly Principal made on such immediately preceding Distribution Date).

         "Class I Monthly Interest" means (i) for the first Distribution Date, the product of the following: (one-twelfth of the Class I Pass-Through Rate) multiplied by (the number of days from the Closing Date (assuming the month of the Closing Date has 30 days) through the day before the first Distribution Date divided by 30) multiplied by the Notional Principal Amount of the Class I Certificates at the Closing Date, and (ii) for any subsequent Distribution Date, one-twelfth of the product of the Class I Pass-Through Rate and the Notional Principal Amount as of the immediately preceding Distribution Date (after giving effect to any application of Monthly Principal on such preceding Distribution
Date); provided, however, that after the Class A-5 Final Scheduled Distribution Date, the Class I Monthly Interest shall be zero.

         "Defaulted Receivable" will mean, for any Collection Period, a Receivable as to which any of the following has occurred: (i) any payment is 120 days or more delinquent as of the last day of such Collection Period; (ii) the Financed Vehicle that secures the Receivable has been repossessed; or (iii) the Receivable has been determined to be uncollectable in accordance with the Servicer's customary practices on or prior to the last day of such Collection Period; provided, however, that any Receivable which the Depositor or the Servicer is obligated to repurchase or purchase pursuant to the Pooling and Servicing Agreement shall be deemed not to be a Defaulted Receivable.

         "Insurance Premium" for any Distribution Date will equal one-twelfth of the product of the Policy per annum fee rate set forth in the Insurance Agreement and the Certificate Balance calculated as of the last day of the Collection Period to which such Distribution Date relates and payable monthly in arrears.

         "Monthly Interest" for any Distribution Date will equal the sum of the Class A Monthly Interest and the Class I Monthly Interest.

         "Monthly Principal" for any Distribution Date will equal the amount necessary to reduce the Certificate Balance as of the prior Distribution Date (after giving effect to the distribution of Monthly Principal on such date) to the aggregate unpaid principal balance of the Receivables on the last day of the preceding Collection Period; provided, however, that Monthly Principal on the final scheduled Distribution Date for each class of Class A Certificates will be increased by the amount, if any, which is necessary to reduce the Certificate Balance of such class to zero on such date. For the purpose of determining Monthly Principal, the unpaid principal balance of a Defaulted Receivable or a Purchased Receivable is deemed to be zero on and after the last day of the Collection Period in which such Receivable became a Defaulted Receivable or a Purchased Receivable.

         "Principal Distribution Sequence" means the order in which Monthly Principal shall be distributed among the Class A Certificateholders in the following sequence: (i) to the Class A-1 Certificateholders until the Class A-1 Certificate Balance has been reduced to zero; (ii) to the ClassA-2 Certificateholders until the Class A-2 Certificate Balance has been reduced to zero; (iii) to the Class A-3 Certificateholders until the Class A-3 Certificate Balance has been reduced to zero; (iv) to the Class A-4 Certificateholders until the Class A-4 Certificate Balance has been reduced to zero; and (v) to the Class A-5 Certificateholders until the Class A-5 Certificate Balance has been reduced to zero.

         As an administrative convenience, the Servicer will be permitted to make the deposit of collections and aggregate Advances and Purchase Amounts for or with respect to the Collection Period, net of distributions to be made to the Servicer with respect to the Collection Period. The Servicer, however, will account to the Trustee and to the Certificateholders as if all deposits and distributions were made individually. (Section 9.06.)

         The following chart sets forth an example of the application of the foregoing provisions to a monthly distribution:

March 1-31  ............................  Collection    Period.   The   Servicer
                                          receives       monthly       payments,
                                          prepayments,  and  other  proceeds  in
                                          respect   of   the   Receivables   and
                                          deposits   them  in  the   Certificate
                                          Account.  The  Servicer may deduct the
                                          Monthly   Servicing   Fee  from   such
                                          deposits.

March 31  ..............................  Record  Date.   Distributions  on  the
                                          Distribution    Date   are   made   to
                                          Certificateholders  of  record  at the
                                          close of business on this date.

April 5 ................................  On the  fifth  calendar  day after the end  of  the  Collection  Period  (the
                                          "Determination   Date")  the  Servicer
                                          notifies the Trustee of the amounts to
                                          be  distributed  on  the  Distribution
                                          Date and of any deficiencies.

April 8.................................  On the  third  business  day after the
                                          Determination  Date (the "Distribution
                                          Date")  the  Trustee  withdraws  funds
                                          from the Spread  Account  and/or draws
                                          on the Policy,  if  necessary,  to pay
                                          Monthly Principal and Monthly Interest
                                          to   Certificateholders  as  described
                                          herein.  The  Trustee  distributes  to
                                          Certificateholders  amounts payable in
                                          respect of the  Offered  Certificates,
                                          and pays the Monthly  Servicing Fee to
                                          the extent not  previously  paid,  the
                                          Insurance   Premium  and  any  amounts
                                          owing to the Insurer.

The Policy

         On or before the Closing Date, the Depositor and UAC, in its individual capacity and as Servicer, and the Insurer will enter into an Insurance and Reimbursement Agreement (the "Insurance Agreement") pursuant to which the Insurer will issue the Policy. Under the terms of the Pooling and Servicing Agreement, after withdrawal of any amounts in the Spread Account with respect to a Distribution Date to pay a deficiency in Monthly Interest or Monthly Principal, the Trustee will be authorized to draw on the Policy for the benefit of the Class A Certificateholders and the Class I Certificateholders and credit the Certificate Account for such draws as described above under "--Distributions on the Offered Certificates." The maximum amount that may be drawn under the Policy on any Distribution Date is limited to the Policy Amount for such Distribution Date. The Policy Amount, with respect to any Distribution Date, shall equal (x) the sum of (A) the lesser of (i) the Certificate Balance (after giving effect to any distribution of Available Funds and any funds withdrawn from the Spread Account to pay Monthly Principal on such Distribution Date) and
(ii) the Net Principal Policy Amount,  plus (B) Class A Monthly  Interest,  plus
(C) Class I Monthly Interest, plus (D) the Monthly Servicing Fee; less (y) all amounts on deposit in the Spread Account on such Distribution Date. "Net Principal Policy Amount" means the Certificate Balance as of the first Distribution Date minus all amounts previously drawn on the Policy or from the Spread Account with respect to Monthly Principal.

         The Insurer will be entitled to receive the Insurance Premium and certain other amounts on each Distribution Date as described under "--Distributions on the Offered Certificates" and to receive amounts on deposit in the Spread Account as described above under "--Accounts." The Insurer will not be entitled to reimbursement of any amounts from the Certificateholders. The Insurer's obligation under the Policy is irrevocable. The Insurer will have no obligation other than its obligations under the Policy to the Certificateholders or the Trustee.

         In the event that the balance in the Spread Account is reduced to zero and there has been a default under the Policy, the Trust may depend solely on current collections on the Receivables to make distributions of principal and interest on the Offered Certificates. Any reduction in the principal balance of the Receivables due to losses on the Receivables may also result in a reduction of the Notional Principal Amount of the Class I Certificates. In addition, because the market value of motor vehicles generally declines with age and because of difficulties that may be encountered in enforcing motor vehicle contracts as described in the Prospectus under "Certain Legal Aspects of the Receivables," the Servicer may not recover the entire amount due on such Receivables in the event of a repossession and resale of a Financed Vehicle securing a Receivable in default. In such event, the Certificateholders may suffer a corresponding loss. Any such losses would be borne pro rata by the Class A Certificateholders and Class I Certificateholders. See " -- Distributions on the Offered Certificates."

Rights of the Insurer upon Events of Default, Amendment or Waiver

         Upon the occurrence of an Event of Default, the Insurer, or the Trustee upon the consent of the Insurer, will be entitled to appoint a successor Servicer. In addition to the events constituting an Event of Default as described in the Prospectus, the Pooling and Servicing Agreement will also permit the Insurer to appoint a successor Servicer and to redirect payments made under the Receivables to the Trustee upon the occurrence of certain additional events involving a failure of performance by the Servicer or a material misrepresentation made by the Servicer under the Insurance Agreement.

         The Pooling and Servicing Agreement cannot be amended or any provisions thereof waived without the consent of the Insurer if such amendment or waiver would have a materially adverse effect upon the rights of the Insurer.

                              ERISA CONSIDERATIONS

         Subject to the considerations set forth under "ERISA Considerations" in the Prospectus, the Class A Certificates and the Class I Certificates may be eligible for purchase by an employee benefit plan or an individual retirement account (a "Plan") subject to Title I of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"). A fiduciary of a Plan must determine that the purchase of a Class A Certificate or of a Class I Certificates is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. For additional information regarding treatment of the Class A Certificates and the Class I Certificates under ERISA, see "ERISA Considerations" in the Prospectus.

                                  UNDERWRITING

         Under the terms and subject to the conditions set forth in the underwriting agreement for the sale of the Offered Certificates, dated March 5, 1998, the Depositor has agreed to sell and each of the underwriters named below (the "Underwriters") severally agreed to purchase the principal amount of the Offered Certificates set forth below its name below:

                                    NationsBanc Montgomery              Salomon
                                        Securities LLC               Brothers Inc                  Total
                                        --------------               ------------                  -----
Principal Amount
   of Class A-1 Certificates........    $ 14,412,500.00              $14,412,500.00            $ 28,825,000.00
Principal Amount
   of Class A-2 Certificates........    $ 37,362,500.00              $37,362,500.00            $ 74,725,000.00
Principal Amount
   of Class A-3 Certificates........    $ 22,600,000.00              $22,600,000.00            $ 45,200,000.00
Principal Amount
   of Class A-4 Certificates........    $ 25,500,000.00              $25,500,000.00            $ 51,000,000.00
Principal Amount
   of Class A-5 Certificates........    $ 14,594,079.42              $14,594,079.41            $ 29,188,158.83
Notional Principal Amount
   of Class I Certificates..........    $183,094,333.85              $         0.00            $183,094,333.85

         In the underwriting agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the Offered Certificates offered hereby if any of the Offered Certificates are purchased.

         The Underwriters propose to offer part of the Offered Certificates directly to the public at the prices set forth on the cover page hereof, and part to certain dealers at a price that represents a concession not in excess of 0.1000% of the denominations of the Class A-1 Certificates, 0.1250% of the denominations of the Class A-2 Certificates, 0.1375% of the denominations of the Class A-3 Certificates, 0.1500% of the denominations of the Class A-4 Certificates, 0.2000% of the denominations of the Class A-5 Certificates or 0.2000% of the gross proceeds of the Class I Certificates. The Underwriters may allow and such dealers may reallow a concession not in excess of 0.0750% of the denominations of the Class A-1 Certificates, 0.1000% of the denominations of the Class A-2 Certificates, 0.1150% of the denominations of the Class A-3 Certificates, 0.1250% of the denominations of the Class A-4 Certificates, 0.1750% of the denominations of the Class A-5 Certificates or 0.1500% of the gross proceeds of the Class I Certificates to certain other dealers.

         The Depositor and UAC have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act.

         The Depositor has been advised by the Underwriters that the Underwriters presently intend to make a market in the Offered Certificates, as permitted by applicable laws and regulations. The Underwriters are not obligated, however, to make a market in the Offered Certificates and any such market-making may be discontinued at any time at the sole discretion of the Underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Offered Certificates.

                                 LEGAL OPINIONS

         Certain legal matters relating to the Offered Certificates will be passed upon for the Depositor by Barnes & Thornburg, Indianapolis, Indiana, and for the Underwriters by Cadwalader, Wickersham & Taft. Certain federal income tax consequences with respect to the Offered Certificates will be passed upon for the Depositor by Cadwalader, Wickersham & Taft.

                                     EXPERTS

         The financial statements of the Insurer, MBIA Insurance Corporation and Subsidiaries, as of December 31, 1996 and 1995 and for each of the years in the three-year period ended December 31, 1996 are included herein beginning on page F-1 and have been audited by Coopers & Lybrand L.L.P., independent certified public accountants, as set forth in their audit report thereon and are included in reliance upon the authority of such firm as experts in accounting and auditing.

                            INDEX OF PRINCIPAL TERMS


     TERM                                                             PAGE
     ----                                                             ----
     ABS  .................................................           S-24
     Available Funds  .....................................           S-26
     Certificates    ......................................            S-3
     Certificate Balance...................................            S-5
     Class A Certificates     .............................       S-3, S-4
     Class A Certificateholders    ........................            S-4
     Class A Monthly Interest  ............................           S-27
     Class A-1 Certificate Balance.........................            S-4
     Class A-1 Certificateholders..........................            S-4
     Class A-1 Certificates................................            S-3
     Class A-1 Final Scheduled Distribution Date...........            S-5
     Class A-1 Monthly Interest  ..........................           S-27
     Class A-1 Pass-Through Rate...........................            S-4
     Class A-2 Certificate Balance.........................            S-5
     Class A-2 Certificateholders..........................            S-4
     Class A-2 Certificates................................            S-3
     Class A-2 Final Scheduled Distribution Date...........            S-5
     Class A-2 Monthly Interest  ..........................           S-27
     Class A-2 Pass-Through Rate...........................            S-5
     Class A-3 Certificate Balance.........................            S-5
     Class A-3 Certificateholders..........................            S-4
     Class A-3 Certificates................................            S-3
     Class A-3 Final Scheduled Distribution Date...........            S-6
     Class A-3 Monthly Interest  ..........................           S-27
     Class A-3 Pass-Through Rate...........................            S-5
     Class A-4 Certificate Balance.........................            S-5
     Class A-4 Certificateholders..........................            S-4
     Class A-4 Certificates................................            S-3
     Class A-4 Final Scheduled Distribution Date...........            S-6
     Class A-4 Monthly Interest  ..........................           S-27
     Class A-4 Pass-Through Rate...........................            S-5
     Class A-5 Certificate Balance.........................            S-5
     Class A-5 Certificateholders..........................            S-4
     Class A-5 Certificates................................            S-3
     Class A-5 Final Scheduled Distribution Date...........            S-6
     Class A-5 Monthly Interest  ..........................           S-27
     Class A-5 Pass-Through Rate...........................            S-5
     Class I Certificateholders     .......................            S-6
     Class I Certificates    ..............................       S-3, S-6
     Class I Monthly Interest  ............................           S-28
     Class I Pass-Through Rate    .........................            S-6
     Class IC Certificate    ..............................       S-1, S-3
     Class IC Certificateholder    ........................            S-9
     Clean-Up Call Date....................................           S-10
     Closing Date    ......................................            S-3
     CMAC..................................................           S-19

     Code   ...............................................           S-30
     Companion Component...................................      S-7, S-21
     Company...............................................           S-19
     Cutoff Date    .......................................            S-3
     Defaulted Receivable .................................           S-28
     Depositor    .........................................       S-1, S-3
     Determination Date....................................           S-29
     Distribution Date   .................................. S-1, S-4, S-29
     ERISA    .............................................           S-11
     Financed Vehicles.....................................            S-3
     Fitch IBCA, Inc.......................................           S-20
     GAAP..................................................           S-20
     Insurance Premium ....................................           S-28
     Insurance Agreement ..................................           S-29
     Insurer ..............................................S-1, S-10, S-19
     Issuer................................................            S-3
     Legal Investment......................................           S-10
     Moody's...............................................           S-20
     Monthly Interest  ....................................           S-28
     Monthly Principal  ...................................      S-5, S-28
     Monthly Servicing Fee.................................            S-7
     Net Principal Policy Amount...........................     S-10, S-29
     Notional Principal Amount.............................            S-7
     Offered Certificates   ...............................       S-1, S-3
     Optional Sale     ....................................           S-10
     Original Notional Principal Amount....................            S-6
     PAC Component.........................................      S-7, S-21
     Payahead Account .....................................           S-25
     Plan  ................................................           S-30
     Planned Notional Principal Amount.....................           S-22
     Planned Notional Principal Amount Schedule  ..........      S-7, S-21
     Policy................................................       S-1, S-9
     Policy Amount.........................................           S-10
     Pool Balance     .....................................            S-5
     Pooling and Servicing Agreement     ..................            S-3
     Predecessor...........................................           S-19
     Principal Distribution Sequence.......................           S-28
     Rating Agency.........................................           S-11
     Receivables    .......................................            S-3
     Record Date    .......................................            S-4
     Required Spread Amount    ............................            S-9
     SAP...................................................           S-20
     Servicer    ..........................................            S-3
     Spread Account........................................            S-8
     Standard & Poor's.....................................           S-20
     Trust    .............................................       S-1, S-3
     Trustee    ...........................................            S-3
     UAC    ...............................................            S-3
     UAFC   ...............................................           S-24
     Underwriters  ........................................           S-30

                           MBIA INSURANCE CORPORATION
                                AND SUBSIDIARIES


                        CONSOLIDATED FINANCIAL STATEMENTS


                        As of December 31, 1996 and 1995
                             and for the years ended
                        December 31, 1996, 1995 and 1994

                        REPORT OF INDEPENDENT ACCOUNTANTS
                        ---------------------------------


TO THE BOARD OF DIRECTORS AND SHAREHOLDER OF
MBIA INSURANCE CORPORATION:

We have audited the accompanying consolidated balance sheets of MBIA Insurance Corporation and Subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, changes in shareholder's equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of MBIA Insurance Corporation and Subsidiaries as of December 31, 1996 and 1995, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.


                                              /S/ COOPERS & LYBRAND


New York, New York
February 3, 1997.

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                 (Dollars in thousands except per share amounts)

                                                                December 31, 1996   December 31, 1995
                                                                -----------------   -----------------
                    ASSETS
Investments:
   Fixed-maturity securities held as available-for-sale
     at fair value (amortized cost $4,001,562 and $3,428,986)        $4,149,700            $3,652,621
   Short-term investments, at amortized cost
     (which approximates fair value)                                    169,889               198,035
   Other investments                                                     14,851                14,064
                                                                     ----------            ----------
        TOTAL INVESTMENTS                                             4,334,440             3,864,720
Cash and cash equivalents                                                 3,288                 2,135
Securities purchased under agreements to resell                         108,900                   ---
Accrued investment income                                                65,194                60,247
Deferred acquisition costs                                              147,750               140,348
Prepaid reinsurance premiums                                            216,846               200,887
Goodwill (less accumulated amortization of
   $42,262 and $37,366)                                                 100,718               105,614
Property and equipment, at cost (less accumulated
   depreciation of $14,782 and $12,137)                                  47,176                41,169
Receivable for investments sold                                             975                 5,729
Other assets                                                             40,871                42,145
                                                                     ----------            ----------
        TOTAL ASSETS                                                 $5,066,158            $4,462,994
                                                                     ==========            ==========
               LIABILITIES AND SHAREHOLDER'S EQUITY
Liabilities:
   Deferred premium revenue                                          $1,785,875            $1,616,315
   Loss and loss adjustment expense reserves                             59,314                42,505
   Securities sold under agreements to repurchase                       108,900                   ---
   Deferred income taxes                                                195,704               212,925
   Payable for investments purchased                                     48,811                10,695
   Other liabilities                                                     63,683                54,682
                                                                     ----------            ----------
        TOTAL LIABILITIES                                             2,262,287             1,937,122
                                                                     ----------            ----------
Shareholder's Equity:
   Common stock, par value $150 per share; authorized,
     issued and outstanding - 100,000 shares                             15,000                15,000
   Additional paid-in capital                                         1,041,876             1,021,584
   Retained earnings                                                  1,651,315             1,341,855
   Cumulative translation adjustment                                     (1,188)                2,704
   Unrealized appreciation of investments,
     net of deferred income tax provision
     of $52,175 and $78,372                                              96,868               144,729
                                                                     ----------            ----------
        TOTAL SHAREHOLDER'S EQUITY                                    2,803,871             2,525,872
                                                                     ----------            ----------
        TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY                   $5,066,158            $4,462,994
                                                                     ==========            ==========

         The accompanying notes are an integral part of the consolidated financial statements.

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME

                             (Dollars in thousands)

                                                               Years ended December 31
                                                 ----------------------------------------------------
                                                     1996               1995                1994
                                                 -------------     --------------      --------------
Revenues:
     Gross premiums written                           $462,444           $349,812            $361,523
     Ceded premiums                                    (54,852)           (45,050)            (49,281)
                                                 -------------     --------------      --------------
         Net premiums written                          407,592            304,762             312,242
     Increase in deferred premium revenue             (154,111)           (88,365)            (93,226)
                                                 -------------     --------------      --------------
         Premiums earned (net of ceded
             premiums of $38,893,
              $30,655 and $33,340)                     253,481            216,397             219,016
     Net investment income                             247,286            219,834             193,966
     Net realized gains                                 11,740              7,777              10,335
     Other                                               3,163              2,168               1,539
                                                 -------------     --------------      --------------
         Total revenues                                515,670            446,176             424,856
                                                 -------------     --------------      --------------
Expenses:
     Losses and loss adjustment                         15,334             10,639               8,093
     Policy acquisition costs, net                      24,660             21,283              21,845
     Operating                                          46,654             41,812              41,044
                                                 -------------     --------------      --------------
         Total expenses                                 86,648             73,734              70,982
                                                 -------------     --------------      --------------
Income before income taxes                             429,022            372,442             353,874
Provision for income taxes                              90,562             81,748              77,125
                                                 -------------     --------------      --------------
Net income                                            $338,460           $290,694            $276,749
                                                 =============     ==============      ==============


         The accompanying notes are an integral part of the consolidated financial statements.

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDER'S EQUITY
              For the years ended December 31, 1996, 1995 and 1994
                     (In thousands except per share amounts)

                                                                                                          Unrealized
                                            Common Stock       Additional                Cumulative     Appreciation
                                         -------------------      Paid-in    Retained   Translation    (Depreciation)
                                          Shares      Amount      Capital    Earnings    Adjustment   of Investments
                                         --------    -------   ----------   ----------  -----------   --------------
Balance, January 1, 1994                 100,000     $15,000   $  943,794   $  895,312      $(1,203)         $ 4,840
Net income                                   ---         ---          ---      276,749          ---              ---
Change in foreign currency translation       ---         ---          ---          ---        1,630              ---
Change in unrealized depreciation
   of investments net of change in
   deferred income taxes of $27,940          ---         ---          ---          ---          ---          (52,480)
Dividends declared (per
   common share $380.00)                     ---         ---          ---      (38,000)         ---              ---
Tax reduction related to tax sharing
   agreement with MBIA Inc.                  ---         ---        9,861          ---          ---              ---
                                         -------     -------   ----------   ----------  -----------   --------------
Balance, December 31, 1994               100,000      15,000      953,655    1,134,061          427          (47,640)
                                         -------     -------   ----------   ----------  -----------   --------------
Net income                                   ---         ---          ---      290,694          ---              ---
Change in foreign currency translation       ---         ---          ---          ---        2,277              ---
Change in unrealized appreciation
   of investments net of change in
   deferred income taxes of $(103,707)       ---         ---          ---          ---          ---          192,369
Dividends declared (per
   common share $829.00)                     ---         ---          ---      (82,900)         ---              ---
Capital contribution from MBIA Inc.          ---         ---       52,800          ---          ---              ---
Tax reduction related to tax sharing
   agreement with MBIA Inc.                  ---         ---       15,129          ---          ---              ---
                                         -------     -------   ----------   ----------  -----------   --------------
Balance, December 31, 1995               100,000      15,000    1,021,584    1,341,855        2,704          144,729
                                         -------     -------   ----------   ----------  -----------   --------------
Net income                                   ---         ---          ---      338,460          ---              ---
Change in foreign currency translation       ---         ---          ---          ---       (3,892)             ---
Change in unrealized appreciation
   of investments net of change in
   deferred income taxes of $26,197          ---         ---          ---          ---          ---          (47,861)
Dividends declared (per
   common share $290.00)                     ---         ---          ---      (29,000)         ---              ---
Tax reduction related to tax sharing
   agreement with MBIA Inc.                  ---         ---       20,292          ---          ---              ---
                                         =======     =======   ==========   ==========  ===========   ==============
Balance, December 31, 1996               100,000     $15,000   $1,041,876   $1,651,315      $(1,188)         $96,868
                                         =======     =======   ==========   ==========  ===========   ==============

         The accompanying notes are an integral part of the consolidated financial statements.

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Dollars in thousands)

                                                                     Years ended December 31
                                                            --------------------------------------
                                                               1996          1995          1994
                                                            ----------     --------     ----------
Cash flows from operating activities:
      Net income                                            $  338,460     $290,694     $  276,749
      Adjustments to reconcile net income to net
        cash provided by operating activities:
          Increase in accrued investment income                 (4,947)      (4,900)        (3,833)
          Increase in deferred acquisition costs                (7,402)      (7,300)       (12,564)
          Increase in prepaid reinsurance premiums             (15,959)     (14,395)       (15,941)
          Increase in deferred premium revenue                 170,070      104,104        109,167
          Increase in loss and loss adjustment
            expense reserves                                    16,809        2,357          6,413
          Depreciation                                           2,952        2,676          1,607
          Amortization of goodwill                               4,896        4,929          4,961
          Amortization of bond (discount) premium, net          (7,526)      (2,426)           621
          Net realized gains on sale of investments            (11,740)      (7,778)       (10,335)
          Deferred income taxes                                  8,982       11,391         19,082
          Other, net                                            26,687       29,080         (8,469)
                                                            ----------    ---------     ----------
          Total adjustments to net income                      182,822      117,738         90,709
                                                            ----------    ---------     ----------

          Net cash provided by operating activities            521,282      408,432        367,458
                                                            ----------    ---------     ----------

Cash flows from investing activities:
      Purchase of fixed-maturity securities, net
        of payable for investments purchased                (1,519,213)    (897,128)    (1,060,033)
      Sale of fixed-maturity securities, net of
        receivable for investments sold                        873,823      473,352        515,548
      Redemption of fixed-maturity securities,
        net of receivable for investments redeemed             158,087       83,448        128,274
      Sale (purchase) of short-term investments, net             4,676      (32,281)         3,547
      Sale (purchase) of other investments, net                    468         (692)        87,456
      Capital expenditures, net of disposals                    (8,970)      (4,228)        (3,665)
                                                            ----------     --------     ----------

          Net cash used by investing activities               (491,129)    (377,529)      (328,873)
                                                            ----------     --------     ----------

Cash flows from financing activities:
      Capital contribution from MBIA Inc.                          ---       52,800            ---
      Dividends paid                                           (29,000)     (82,900)       (38,000)
                                                            ----------     --------     ----------

          Net cash used by financing activities                (29,000)      30,100)       (38,000)
                                                            ----------     --------     ----------

Net increase in cash and cash equivalents                        1,153          803            585
Cash and cash equivalents - beginning of year                    2,135        1,332            747
                                                            ----------     --------     ----------

Cash and cash equivalents - end of year                     $    3,288     $    2,135   $    1,332
                                                            ==========     ==========   ==========

Supplemental cash flow disclosures:
      Income taxes paid                                     $   63,018     $   50,790   $   53,569


         The accompanying notes are an integral part of the consolidated financial statements.

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.  BUSINESS AND ORGANIZATION
MBIA Insurance Corporation (MBIA Corp.), formerly known as Municipal Bond Investors Assurance Corporation, is a wholly owned subsidiary of MBIA Inc. MBIA Inc. was incorporated in Connecticut on November 12, 1986 as a licensed insurer and, through a series of transactions during December 1986, became the successor to the business of the Municipal Bond Insurance Association (the Association), a voluntary unincorporated association of insurers writing municipal bond and note insurance as agent for the member insurance companies.

     Effective December 31, 1989, MBIA Inc. acquired for $288 million all of the outstanding stock of Bond Investors Group, Inc. (BIG), the parent company of Bond Investors Guaranty Insurance Company (BIG Ins.), which was subsequently renamed MBIA Insurance Corp. of Illinois (MBIA Illinois).

     In January 1990, MBIA Illinois ceded its portfolio of net insured obligations to MBIA Corp. in exchange for cash and investments equal to its unearned premium reserve of $153 million. Subsequent to this cession, MBIA Inc. contributed the common stock of BIG to MBIA Corp. resulting in additional paid-in capital of $200 million. The insured portfolio acquired from BIG Ins. consists of municipal obligations with risk characteristics similar to those insured by MBIA Corp. On December 31, 1990, BIG was merged into MBIA Illinois.

     Also in 1990, MBIA Inc. formed MBIA Assurance S.A. (MBIA Assurance), a wholly owned French subsidiary, to write financial guarantee insurance in the international community. MBIA Assurance provides insurance for public infrastructure financings, structured finance transactions and certain obligations of financial institutions. The stock of MBIA Assurance was contributed to MBIA Corp. in 1991 resulting in additional paid-in capital of $6 million. Pursuant to a reinsurance agreement with MBIA Corp., a substantial amount of the risks insured by MBIA Assurance is reinsured by MBIA Corp.

     In 1993, MBIA Inc. formed a wholly owned subsidiary, MBIA Investment Management Corp. (IMC). IMC, which commenced operations in August 1993, provides guaranteed investment agreements to states, municipalities and municipal authorities that are guaranteed as to principal and interest. MBIA Corp. insures IMC's outstanding investment agreement liabilities.

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


     In 1994, MBIA Inc. formed a wholly owned subsidiary, MBIA Securities Corp. which was subsequently renamed MBIA Capital Management Corp. (CMC). CMC provides fixed-income investment management services for MBIA Inc., its municipal cash management service businesses and public pension funds. In 1995, portfolio management for a portion of MBIA Corp.'s insurance related investment portfolio was transferred to CMC; the management of the balance of this portfolio was transferred in January 1996.


2.  SIGNIFICANT ACCOUNTING POLICIES
The consolidated financial statements have been prepared on the basis of generally accepted accounting principles (GAAP). The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant accounting policies are as follows:

CONSOLIDATION
The consolidated financial statements include the accounts of MBIA Corp. and its wholly owned subsidiaries. All significant intercompany balances have been eliminated. Certain amounts have been reclassified in prior years' financial statements to conform to the current presentation.

INVESTMENTS
MBIA Corp.'s entire investment portfolio is considered available-for-sale and is reported in the financial statements at fair value, with unrealized gains and losses, net of deferred taxes, reflected as a separate component of shareholder's equity.

     Bond discounts and premiums are amortized using the effective-yield method over the remaining term of the securities. For pre-refunded bonds the remaining term is determined based on the contractual refunding date. Short-term investments are carried at amortized cost, which approximates fair value, and include all fixed-maturity securities with a remaining term to maturity of less than one year. Investment income is recorded as earned. Realized gains or losses on the sale of investments are determined by specific identification and are included as a separate component of revenues.

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


     Other investments include MBIA Corp.'s interest in a limited partnership and a mutual fund which invests principally in marketable equity securities. MBIA Corp. records dividends from these investments as a component of investment income. In addition, MBIA Corp. records its share of the unrealized gains and losses on these investments, net of applicable deferred income taxes, as a separate component of shareholder's equity.

CASH AND CASH EQUIVALENTS
Cash and cash equivalents include cash on hand and demand deposits with banks.

SECURITIES PURCHASED UNDER AGREEMENTS TO RESELL AND SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE
Securities purchased under agreements to resell and securities sold under agreements to repurchase are accounted for as collateralized transactions and are recorded at principal or contract value. It is MBIA Corp.'s policy to take possession of securities purchased under agreements to resell.

     MBIA Corp. minimizes the credit risk that counterparties to transactions might be unable to fulfill their contractual obligations by monitoring customer credit exposure and collateral value and requiring additional collateral to be deposited with MBIA Corp. when deemed necessary.

POLICY ACQUISITION COSTS
Policy acquisition costs include only those expenses that relate primarily to, and vary with, premium production. For business produced directly by MBIA Corp., such costs include compensation of employees involved in underwriting and policy issuance functions, certain rating agency fees, state premium taxes and certain other underwriting expenses, reduced by ceding commission income on premiums ceded to reinsurers. Policy acquisition costs are deferred and amortized over the period in which the related premiums are earned.

PREMIUM  REVENUE  RECOGNITION
Premiums are earned pro rata over the period of risk. Premiums are allocated to each bond maturity based on par amount and are earned on a straight-line basis over the term of each maturity. When an insured issue is retired early, is called by the issuer, or is in substance paid in advance through a refunding or defeasance accomplished by placing U.S. Government securities in escrow, the

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


remaining deferred premium revenue, net of the portion which is credited to a new policy in those cases where MBIA Corp. insures the refunding issue, is earned at that time, since there is no longer risk to MBIA Corp. Accordingly, deferred premium revenue represents the portion of premiums written that is applicable to the unexpired risk of insured bonds and notes.

GOODWILL
Goodwill represents the excess of the cost of acquisitions over the tangible net assets acquired. Goodwill attributed to the acquisition of MBIA Corp. is amortized by the straight-line method over 25 years. Goodwill attributed to the acquisition of MBIA Illinois is amortized according to the recognition of future profits from its deferred premium revenue and installment premiums, except for a minor portion attributed to state licenses, which is amortized by the straight-line method over 25 years.

PROPERTY AND EQUIPMENT
Property and equipment consists of MBIA Corp.'s headquarters, furniture, fixtures and equipment, which are recorded at cost and are depreciated on the straight-line method over their estimated service lives ranging from 2 to 31 years. Maintenance and repairs are charged to expenses as incurred.

LOSSES AND LOSS ADJUSTMENT EXPENSES
Reserves for losses and loss adjustment expenses (LAE) are established in an amount equal to MBIA Corp.'s estimate of the identified and unidentified losses, including costs of settlement, on the obligations it has insured.

     To the extent that specific insured issues are identified as currently or likely to be in default, the present value of expected payments, including loss and LAE associated with these issues, net of expected recoveries, is allocated within the total loss reserve as case-specific reserves. Management of MBIA Corp. periodically evaluates its estimates for losses and LAE and any resulting adjustments are reflected in current earnings. Management believes that the reserves are adequate to cover the ultimate net cost of claims, but the reserves are necessarily based on estimates, and there can be no assurance that the ultimate liability will not exceed such estimates.

INCOME TAXES
MBIA Corp. is included in the consolidated tax return of MBIA Inc. The tax provision for MBIA Corp. for financial reporting purposes is determined on a stand alone basis. Any benefit derived by MBIA Corp. as a result of the tax

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


sharing agreement with MBIA Inc. and its subsidiaries is reflected directly in shareholder's equity for financial reporting purposes.

     Deferred income taxes are provided with respect to the temporary differences between the tax bases of assets and liabilities and the reported amounts in the financial statements that will result in deductibles or taxable amounts in future years when the reported amount of the asset or liability is recovered or settled. Such temporary differences relate principally to premium revenue recognition, deferred acquisition costs and the contingency reserve.

     The Internal Revenue Code permits companies writing financial guarantee insurance to deduct from taxable income amounts added to the statutory contingency reserve, subject to certain limitations. The tax benefits obtained from such deductions must be invested in non-interest bearing U.S. Government tax and loss bonds. MBIA Corp. records purchases of tax and loss bonds as payments of federal income taxes. The amounts deducted must be restored to taxable income when the contingency reserve is released, at which time MBIA Corp. may present the tax and loss bonds for redemption to satisfy the additional tax liability.

FOREIGN CURRENCY TRANSLATION
Assets and liabilities denominated in foreign currencies are translated at year-end exchange rates. Operating results are translated at average rates of exchange prevailing during the year. Unrealized gains or losses resulting from translation are included as a separate component of shareholder's equity.


3.  STATUTORY ACCOUNTING PRACTICES

The financial statements have been prepared on the basis of GAAP, which differs in certain respects from the statutory accounting practices prescribed or permitted by the insurance regulatory authorities. Statutory accounting practices differ from GAAP in the following respects:

o premiums are earned only when the related risk has expired rather than over the period of the risk;

o acquisition costs are charged to operations as incurred rather than deferred and amortized as the related premiums are earned;

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


o a contingency reserve is computed on the basis of statutory requirements, and reserves for losses and LAE are established, at present value, for specific insured issues which are identified as currently or likely to be in default. Under GAAP, reserves are established based on MBIA Corp.'s reasonable estimate of the identified and unidentified losses and LAE on the insured obligations it has written;

o federal income taxes are only provided on taxable income for which income taxes are currently payable, while under GAAP, deferred income taxes are provided with respect to temporary differences;

o fixed-maturity securities are reported at amortized cost rather than fair value;

o tax and loss bonds purchased are reflected as admitted assets as well as payments of income taxes; and

o certain assets designated as "non-admitted assets" are charged directly against surplus but are reflected as assets under GAAP.

     The following is a reconciliation of consolidated shareholder's equity presented on a GAAP basis to statutory capital and surplus for MBIA Corp. and its subsidiaries:

                                             As of December 31
---------------------------------------------------------------------------
In thousands                         1996           1995            1994
---------------------------------------------------------------------------
GAAP shareholder's equity         $2,803,871     $2,525,872      $2,055,503
Premium revenue recognition         (368,762)      (328,450)       (296,524)
Deferral of acquisition costs       (147,750)      (140,348)       (133,048)
Unrealized (gains) losses           (148,138)      (223,635)         71,932
Contingency reserve                 (892,793)      (743,510)       (620,988)
Loss and loss adjustment
  expense reserves                    39,065         28,024          18,181
Deferred income taxes                195,704        205,425          90,328
Tax and loss bonds                   103,008         70,771          50,471
Goodwill                            (100,718)      (105,614)       (110,543)
Other                                (16,465)       (14,397)        (15,274)
---------------------------------------------------------------------------
Statutory capital and surplus     $1,467,022     $1,274,138      $1,110,038
---------------------------------------------------------------------------

     Consolidated net income of MBIA Corp. determined in accordance with statutory accounting practices for the years ended December 31, 1996, 1995 and 1994 was $316.6 million, $278.3 million and $224.9 million, respectively.

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


4.  PREMIUMS EARNED FROM REFUNDED AND CALLED BONDS

Premiums earned include $44.4 million, $34.0 million and $53.0 million for 1996, 1995 and 1994, respectively, related to refunded and called bonds.


5.  INVESTMENTS

MBIA Corp.'s investment objective is to optimize long-term, after-tax returns while emphasizing the preservation of capital through maintenance of high-quality investments with adequate liquidity. MBIA Corp.'s investment policies limit the amount of credit exposure to any one issuer. The fixed-maturity portfolio is comprised of high-quality (average rating Double-A) taxable and tax-exempt investments of diversified maturities.

     The  following  tables set forth the  amortized  cost and fair value of the
fixed-maturities  and  short-term   investments  included  in  the  consolidated
investment portfolio of MBIA Corp. as of December 31, 1996 and 1995.


                                         Gross         Gross
                       Amortized    Unrealized    Unrealized             Fair
In thousands                Cost         Gains        Losses            Value
-----------------------------------------------------------------------------
December 31, 1996
Taxable bonds
 United States
   Treasury and
   Government Agency  $    6,585      $    171      $    (10)      $    6,746
 Corporate and other
   obligations           767,472        13,978        (7,272)         774,178
 Mortgage-backed         472,295        12,185        (4,003)         480,477
Tax-exempt bonds
 State and municipal
   obligations         2,925,099       137,389        (4,300)       3,058,188
-----------------------------------------------------------------------------
Total                 $4,171,451      $163,723      $(15,585)      $4,319,589
-----------------------------------------------------------------------------

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


                           Gross         Gross
                       Amortized    Unrealized    Unrealized          Fair
In thousands                Cost         Gains        Losses         Value
--------------------------------------------------------------------------
December 31, 1995
Taxable bonds
 United States
  Treasury and
  Government Agency   $    6,742      $    354       $  ---     $    7,096
 Corporate and
  other obligations      592,604        30,536         (212)       622,928
 Mortgage-backed         389,943        21,403         (932)       410,414
Tax-exempt bonds
 State and
  municipal
  obligations          2,637,732       175,081        (2,595)    2,810,218
--------------------------------------------------------------------------
Total                 $3,627,021      $227,374       $(3,739)   $3,850,656
--------------------------------------------------------------------------

     Fixed-maturity investments carried at fair value of $7.8 million and $8.2 million as of December 31, 1996 and 1995, respectively, were on deposit with various regulatory authorities to comply with insurance laws.

     The table below sets forth the distribution by expected maturity of the fixed-maturities and short-term investments at amortized cost and fair value at December 31, 1996. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations.


                                          Amortized             Fair
In thousands                                   Cost            Value
--------------------------------------------------------------------
Maturity
Within 1 year                            $  158,786       $  158,768
Beyond 1 year but within 5 years            535,176          561,478
Beyond 5 years but within 10 years        1,218,877        1,263,126
Beyond 10 years but within 15 years         828,646          867,813
Beyond 15 years but within 20 years         807,952          836,153
Beyond 20 years                             149,719          151,774
--------------------------------------------------------------------
                                          3,699,156        3,839,112
Mortgage-backed                             472,295          480,477
--------------------------------------------------------------------
Total fixed-maturities and
  short-term investments                 $4,171,451       $4,319,589
--------------------------------------------------------------------

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


6.  INVESTMENT INCOME AND GAINS AND LOSSES

Investment income consists of:

                                         Years ended December 31
                                  ------------------------------------
In thousands                        1996          1995          1994
----------------------------------------------------------------------
Fixed-maturities                  $245,109      $216,653      $193,729
Short-term investments               4,961         6,008         3,003
Other investments                       61            17            12
----------------------------------------------------------------------
 Gross investment income           250,131       222,678       196,744
Investment expenses                  2,845         2,844         2,778
----------------------------------------------------------------------
 Net investment income             247,286       219,834       193,966

Net realized gains (losses):
 Fixed-maturities:
 Gains                              16,760         9,941         9,635
 Losses                             (5,353)       (2,537)       (8,851)
----------------------------------------------------------------------
 Net                                11,407         7,404           784
----------------------------------------------------------------------
 Other investments:
 Gains                                 333           382         9,551
 Losses                                ---            (9)          ---
----------------------------------------------------------------------
 Net                                   333           373         9,551
----------------------------------------------------------------------
 Total realized gains               11,740         7,777        10,335
----------------------------------------------------------------------
Total investment income           $259,026      $227,611      $204,301
----------------------------------------------------------------------

         Net unrealized gains consist of:

                                 As of December 31
 ---------------------------------------------------
 In thousands                      1996      1995
 ---------------------------------------------------
 Fixed-maturities:
  Gains                         $163,723   $227,374
  Losses                         (15,585)    (3,739)
 ---------------------------------------------------
 Net                             148,138    223,635
 Other investments:
  Gains                              934        287
  Losses                             (29)      (821)
 ---------------------------------------------------
  Net                                905       (534)
 ---------------------------------------------------
 Total                           149,043    223,101
 Deferred income taxes            52,175     78,372
 ---------------------------------------------------
 Unrealized gains, net          $ 96,868   $144,729
 ---------------------------------------------------

     The deferred taxes relate primarily to unrealized gains and losses on MBIA Corp.'s fixed-maturity investments, which are reflected in shareholder's equity.

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


     The change in net unrealized gains (losses) consists of:

                                         Years ended December 31
                                  ------------------------------------
In thousands                        1996          1995          1994
----------------------------------------------------------------------
Fixed-maturities                 $(75,497)      $295,567    $(289,327)
Other investments                   1,439            508       (8,488)
----------------------------------------------------------------------
Total                             (74,058)       296,075     (297,815)
Deferred income taxes             (26,197)       103,706      (27,940)
----------------------------------------------------------------------
Unrealized gains (losses), net   $(47,861)      $192,369    $(269,875)
----------------------------------------------------------------------


7.  INCOME TAXES

The provision for income taxes is composed of:

                                        Years ended December 31
                                  ----------------------------------
In thousands                        1996          1995        1994
--------------------------------------------------------------------
  Current                          $81,580        $70,357     $58,043
  Deferred                           8,982         11,391      19,082
--------------------------------------------------------------------
  Total                            $90,562        $81,748     $77,125
--------------------------------------------------------------------


     The provision for income taxes gives effect to permanent differences between financial and taxable income. Accordingly, MBIA Corp.'s effective income tax rate differs from the statutory rate on ordinary income. The reasons for MBIA Corp.'s lower effective tax rates are as follows:

                                            Years ended December 31
                                        ----------------------------------
In thousands                              1996          1995        1994
--------------------------------------------------------------------------
Income taxes computed on pre-tax
  financial income at statutory rates     35.0 %        35.0 %      35.0 %
Increase (reduction) in taxes
  resulting from:
    Tax-exempt interest                  (12.1)        (12.5)      (12.0)
    Amortization of goodwill               0.4           0.5         0.5
    Other                                 (2.2)         (1.1)       (1.7)
--------------------------------------------------------------------------
Provision for income taxes                21.1 %        21.9 %      21.8 %
--------------------------------------------------------------------------

     MBIA Corp. recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


differences are expected to reverse. The effect on tax assetsand liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     The tax effects of temporary differences that give rise to deferred tax assets and liabilities at December 31, 1996 and 1995 are presented below:

In thousands                                       1996       1995
------------------------------------------------------------------
Deferred tax assets
 Tax and loss bonds                            $102,222   $ 71,183
 Alternative minimum tax credit carryforward     58,068     39,072
 Loss and loss adjustment expense reserve        13,673      9,809
 Other                                            3,305        954
------------------------------------------------------------------
Total gross deferred tax assets                 177,268    121,018
------------------------------------------------------------------
Deferred tax liabilities
 Contingency reserve                            186,173    131,174
 Deferred premium revenue                        76,526     64,709
 Deferred acquisition costs                      51,713     49,122
 Unrealized gains                                52,175     78,372
 Contingent commissions                             491      7,158
 Other                                            5,894      3,408
------------------------------------------------------------------
Total gross deferred tax liabilities            372,972    333,943
------------------------------------------------------------------
Net deferred tax liability                     $195,704   $212,925
------------------------------------------------------------------


8.  DIVIDENDS AND CAPITAL REQUIREMENTS

Under New York state insurance law, MBIA Corp. may pay a dividend only from earned surplus subject to the maintenance of a minimum capital requirement. The dividends in any 12-month period may not exceed the lesser of 10% of its policyholders' surplus as shown on its last filed statutory-basis financial statements, or of adjusted net investment income, as defined, for such 12-month period, without prior approval of the superintendent of the New York State Insurance Department.

     In accordance with such restrictions on the amount of dividends which can be paid in any 12-month period, MBIA Corp. had $118 million available for the payment of dividends as of December 31, 1996. In 1996, 1995 and 1994, MBIA Corp. declared and paid dividends of $29 million, $83 million and $38 million, respectively, to MBIA Inc.

     Under Illinois Insurance Law, MBIA Illinois may pay a dividend from unassigned surplus, and the dividends in any 12-month period may not exceed the

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


greater of 10% of policyholders' surplus (total capital and surplus) at the end of the preceding calendar year, or the net income of the preceding calendar year without prior approval of the Illinois State Insurance Department.

     In accordance with such restrictions on the amount of dividends which can be paid in any 12-month period, MBIA Illinois had $10 million available for the payment of dividends as of December 31, 1996.

     The insurance departments of New York state and certain other statutory insurance regulatory authorities and the agencies that rate the bonds insured by MBIA Corp. and its subsidiaries have various requirements relating to the maintenance of certain minimum ratios of statutory capital and reserves to net insurance in force. MBIA Corp. and its subsidiaries were in compliance with these requirements as of December 31, 1996.


9.  LINES OF CREDIT

MBIA Corp. has a standby line of credit commitment in the amount of $725 million with a group of major banks to provide loans to MBIA Corp. if it incurs cumulative losses (net of any recoveries) from September 30, 1996 in excess of the greater of $500 million or 6.25% of average annual debt service. The obligation to repay loans made under this agreement is a limited recourse obligation payable solely from, and collateralized by, a pledge of recoveries realized on defaulted insured obligations including certain installment premiums and other collateral. This commitment has a seven-year term expiring on September 30, 2003 and contains an annual renewal provision subject to approval by the bank group.

     MBIA Corp. and MBIA Inc. maintain bank liquidity facilities aggregating $300 million. At December 31, 1996, MBIA Inc. had $29.1 million outstanding under these facilities.


10.  NET INSURANCE IN FORCE

MBIA Corp. guarantees the timely payment of principal and interest on municipal, asset-/mortgage-backed and other non-municipal securities. MBIA Corp.'s ultimate exposure to credit loss in the event of nonperformance by the insured is represented by the insurance in force as set forth below.

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


     The insurance policies issued by MBIA Corp. are unconditional commitments to guarantee timely payment on the bonds and notes to bondholders. The creditworthiness of each insured issue is evaluated prior to the issuance of insurance and each insured issue must comply with MBIA Corp.'s underwriting guidelines. Further, the payments to be made by the issuer on the bonds or notes may be backed by a pledge of revenues, reserve funds, letters of credit, investment contracts or collateral in the form of mortgages or other assets. The right to such money or collateral would typically become MBIA Corp.'s upon the payment of a claim by MBIA Corp.

     As of December 31, 1996, insurance in force, net of cessions to reinsurers, had a range of maturity of 1-42 years. The distribution of net insurance in force by geographic location and type of bond, including $3.3 billion and $2.7 billion relating to IMC's municipal investment agreements guaranteed by MBIA Corp. in 1996 and 1995, respectively, is set forth in the following tables:


                                      As of December 31
              ----------------------------------------------------------------
$ in billions              1996                             1995
--------------------------------------------- --------------------------------
                   Net       Number  % of Net       Net       Number  % of Net
Geographic   Insurance    of Issues Insurance Insurance    of Issues Insurance
Location      In Force  Outstanding  In Force  In Force  Outstanding  In Force
--------------------------------------------- --------------------------------
Domestic
 California     $ 60.7        3,378     14.6%    $ 51.2        3,122     14.8%
 New York         33.7        5,057      8.1       30.1        4,846      8.7
 Florida          29.6        1,632      7.1       26.9        1,684      7.7
 Texas            21.9        2,052      5.3       20.4        2,031      5.9
 Pennsylvania     21.2        2,216      5.1       19.7        2,143      5.7
 New Jersey       18.8        1,863      4.6       16.4        1,730      4.7
 Illinois         18.5        1,145      4.5       15.0        1,090      4.3
 Ohio             11.1        1,032      2.7        9.1        1,017      2.6
 Massachusetts    10.9        1,100      2.6        9.3        1,070      2.7
 Michigan          9.5        1,021      2.3        7.9        1,012      2.3
--------------------------------------------     ----------------------------
  Subtotal       235.9       20,496     56.9      206.0       19,745     59.4
 Other states    170.1       11,502     41.1      135.6       11,147     39.1
--------------------------------------------     ----------------------------
  Total domestic 406.0       31,998     98.0      341.6       30,892     98.5
International      8.4          169      2.0        5.1           53      1.5
--------------------------------------------     ----------------------------
Total           $414.4       32,167    100.0%    $346.7       30,945    100.0%
--------------------------------------------     ----------------------------

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

                                     As of December 31
              ----------------------------------------------------------------
$ in billions              1996                             1995
--------------------------------------------- --------------------------------
                   Net       Number  % of Net       Net       Number  % of Net
             Insurance    of Issues Insurance Insurance    of Issues Insurance
Type of Bond  In Force  Outstanding  In Force  In Force  Outstanding  In Force
--------------------------------------------- --------------------------------
Domestic
 Municipal:
  General
   obligation   $110.5       11,763     26.7%    $ 91.6       11,445     26.4%
  Utilities       67.9        4,799     16.4       60.3        4,931     17.4
  Health care     54.0        2,386     13.0       51.9        2,458     15.0
  Transportation  30.3        1,520      7.3       25.5        1,562      7.4
  Special
   revenue        28.9        1,543      7.0       24.4        1,445      7.0
  Industrial
   development
    and
    pollution
    control
    revenue       18.1          931      4.4      17.2          924       5.0
  Higher
   education      17.8        1,309      4.3      15.2        1,261       4.4
  Housing         17.7        2,455      4.3      15.8        2,671       4.5
  Other            3.8          169      0.9       7.3          134       2.1
---------------------------------------------    -----------------------------
   Total
    municipal    349.0       26,875     84.3     309.2       26,831      89.2
---------------------------------------------    -----------------------------
 Structured
  finance*        38.6          349      9.3      20.2          256       5.8
 Other            18.4        4,774      4.4      12.2        3,805       3.5
---------------------------------------------    -----------------------------
   Total
    domestic     406.0       31,998     98.0     341.6       30,892      98.5
---------------------------------------------    -----------------------------
International
 Infrastructure    3.6          121      0.9       1.6           34       0.5
 Structured
  finance*         2.1           22      0.5       1.6            8       0.5
 Other             2.7           26      0.6       1.9           11       0.5
---------------------------------------------    -----------------------------
   Total
    international  8.4          169      2.0       5.1           53       1.5
---------------------------------------------    -----------------------------
Total           $414.4       32,167    100.0%   $346.7       30,945     100.0%
---------------------------------------------    -----------------------------
* Asset-/mortgage-backed

11.  REINSURANCE

MBIA Corp. reinsures portions of its risks with other insurance companies through various quota and surplus share reinsurance treaties and facultative agreements. In the event that any or all of the reinsurers were unable to meet their obligations, MBIA Corp. would be liable for such defaulted amounts.

     Amounts deducted from gross insurance in force for reinsurance ceded by MBIA Corp. and its subsidiaries were $57.6 billion and $50.1 billion, at

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


December 31, 1996 and 1995, respectively. The distribution of ceded insurance in force by geographic location and type of bond is set forth in the following tables:

                                           As of December 31
                        -------------------------------------------------
In billions                        1996                      1995
----------------------------------------------     ----------------------
                                          % of                       % of
                            Ceded        Ceded         Ceded        Ceded
                        Insurance Insurance Insurance Insurance Geographic Location In Force In Force In Force In Force
----------------------------------------------     ----------------------
Domestic
 California                 $ 9.4        16.2%         $ 8.8        17.5%
 New York                     6.2        10.7            5.7        11.4
 New Jersey                   3.3         5.7            3.1         6.1
 Texas                        2.9         5.1            2.8         5.6
 Pennsylvania                 2.9         5.1            2.7         5.4
 Illinois                     2.6         4.5            2.2         4.5
 Florida                      2.4         4.1            2.3         4.6
 Washington                   1.9         3.2            1.4         2.7
 District of Columbia         1.5         2.7            1.5         3.0
 Massachusetts                1.4         2.5            1.1         2.1
 Ohio                         1.3         2.3            1.0         2.0
 Puerto Rico                  1.2         2.1            1.3         2.6
----------------------------------------------     ----------------------
  Subtotal                   37.0        64.2           33.9        67.5
 Other states                16.9        29.4           14.4        28.8
----------------------------------------------     ----------------------
  Total domestic             53.9        93.6           48.3        96.3
International                 3.7         6.4            1.8         3.7
----------------------------------------------     ----------------------
Total                       $57.6       100.0%         $50.1       100.0%
----------------------------------------------     ----------------------

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


                                        As of December 31
                        -------------------------------------------------
In billions                        1996                      1995
----------------------------------------------     ----------------------
                                          % of                       % of
                            Ceded        Ceded         Ceded        Ceded
                        Insurance    Insurance     Insurance    Insurance
Type of Bond             In Force     In Force      In Force     In Force
----------------------------------------------     ----------------------
Domestic
 Municipal:
  General obligation        $14.4        24.9%         $11.7        23.3%
  Utilities                  10.2        17.7            9.0        18.0
  Transportation              6.4        11.1            5.5        11.0
  Health care                 6.3        11.0            6.6        13.1
  Special revenue             3.4         5.9            3.2         6.4
  Industrial
   development and
   pollution control
    revenue                   3.2         5.6            3.0         6.0
  Housing                     1.6         2.7            1.4         2.8
  Higher education            1.5         2.6            1.2         2.4
  Other                       1.0         1.7            2.4         4.8
----------------------------------------------         ------------------
    Total municipal          48.0        83.2           44.0        87.8
 Structured finance*          4.5         7.9            3.6         7.2
 Other                        1.4         2.5            0.7         1.3
----------------------------------------------         ------------------
    Total domestic           53.9        93.6           48.3        96.3
----------------------------------------------         ------------------
International
 Infrastructure               1.6         2.7            0.7         1.4
 Structured finance*          1.1         1.9            0.2         0.5
 Other                        1.0         1.8            0.9         1.8
----------------------------------------------         ------------------
    Total international       3.7         6.4            1.8         3.7
----------------------------------------------         ------------------
Total                       $57.6       100.0%         $50.1       100.0%
----------------------------------------------         ------------------

* Asset-/mortgage-backed

12.  EMPLOYEE BENEFITS

MBIA Corp. participates in MBIA Inc.'s pension plan covering substantially all employees. The pension plan is a defined contribution plan and MBIA Corp. contributes 10% of each eligible employee's annual total compensation. Pension expense for the years ended December 31, 1996, 1995 and 1994 was $3.4 million, $3.2 million and $3.0 million, respectively. MBIA Corp. also has a profit sharing/401(k) plan which allows eligible employees to contribute up to 10% of eligible compensation. MBIA Corp. matches employee contributions up to the first 5% of total compensation. MBIA Corp. contributions to the profit sharing plan

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


aggregated $1.5 million, $1.4 million and $1.4 million for the years ended December 31, 1996, 1995 and 1994, respectively. The 401(k) plan amounts are invested in common stock of MBIA Inc. Amounts relating to the above plans that exceed limitations established by Federal regulations are contributed to a non-qualified deferred compensation plan. Of the above amounts for the pension and profit sharing plans, $3.0 million, $2.7 million and $2.6 million for the years ended December 31, 1996, 1995 and 1994, respectively, are included in policy acquisition costs.

     MBIA Corp. also participates in MBIA Inc.'s common stock incentive plan which enables employees of MBIA Corp. to acquire shares of MBIA Inc. or to benefit from appreciation in the price of the common stock of MBIA Inc.

     MBIA Corp. also participates in MBIA Inc.'s restricted stock program, adopted in December 1995, whereby key executive officers of MBIA Corp. are granted restricted shares of MBIA Inc. common stock. During 1996 and 1995, the amounts amortized were $164,000 and $9,000, respectively, of which $102,000 and $5,000 are included in policy acquisition costs.

     In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) 123, "Accounting for Stock-Based Compensation," effective for financial statements for fiscal years beginning after December 15, 1995. SFAS 123 required MBIA Inc. to adopt, at its election, either 1) the provisions in SFAS 123 which require the recognition of compensation expense for employee stock-based compensation plans, or 2) the provisions in SFAS 123 which require the pro forma disclosure of net income and earnings per share as if the recognition provisions of SFAS 123 had been adopted. MBIA Inc. adopted the disclosure requirements of SFAS 123 effective January 1, 1996 and continues to account for its employee stock-based compensation plans under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees". Accordingly, the adoption of SFAS 123 had no impact on MBIA Corp.'s financial position or results of operations. Had compensation cost for the MBIA Inc. stock option program been recognized based on the fair value at the grant date consistent with the recognition provisions of SFAS 123, the impact on MBIA Corp.'s net income would not have been material. However, since the options vest over five years and additional awards could be made in future years, the effects of applying SFAS 123 in 1996 are not likely to be representative of the effects on reported net income for future years.

13.  RELATED PARTY TRANSACTIONS

Since 1989, MBIA Corp. has executed five surety bonds to guarantee the payment obligations of the members of the Association, one of which is a former principal shareholder of MBIA Inc., which had their Standard & Poor's Corporation claims-paying rating downgraded from Triple-A on their previously issued Association policies. In the event that they do not meet their Association policy payment obligations, MBIA Corp. will pay the required amounts directly to the paying agent instead of to the former Association member as was previously required. The aggregate amount payable by MBIA Corp. on these surety bonds is limited to $340 million. These surety bonds remain outstanding as of December 31, 1996.

     MBIA Corp. had investment management and advisory agreements with an affiliate of a former principal shareholder of MBIA Inc., which provided for payment of fees on assets under management. Total related expenses for the years ended December 31, 1995 and 1994 amounted to $2.5 million and $2.6 million, respectively. These agreements were terminated on January 1, 1996 at which time CMC assumed full management of MBIA Corp.'s consolidated investment portfolios. Total fees paid to CMC on assets under management for the years

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


ended December 31, 1996 and 1995 amounted to $2.8 million and $0.1 million, respectively.

     MBIA Corp. has various insurance coverages provided by a former principal shareholder of MBIA Inc., the cost of which totaled $2.1 million, $1.9 million and $1.9 million, respectively, for the years ended December 31, 1996, 1995 and 1994.

     Included in other assets at December 31, 1996 and 1995 is $2.0 million and $1.1 million of net receivables from MBIA Inc. and other subsidiaries.

     As of December 31, 1996, MBIA Corp. held securities subject to agreements to resell of $108.9 million, and transferred securities subject to agreements to repurchase of $108.9 million with IMC and MBIA Inc. These agreements have a term of less than one year. The interest expense paid and income received relating to these agreements for the year ended December 31, 1996 was $2.3 million and $2.4 million, respectively.


14.  FAIR VALUE OF FINANCIAL INSTRUMENTS

The estimated fair value amounts of financial instruments shown in the following table have been determined by MBIA Corp. using available market information and appropriate valuation methodologies. However, in certain cases considerable judgment is necessarily required to interpret market data to develop estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amount MBIA Corp. could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

FIXED-MATURITY SECURITIES - The fair value of fixed-maturity securities is based upon quoted market price, if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

SHORT-TERM INVESTMENTS - Short-term investments are carried at amortized cost which approximates fair value.

OTHER INVESTMENTS - Other investments include MBIA Corp.'s interest in a limited partnership and a mutual fund that invests principally in marketable

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


equity securities. The fair value of these investments is based on quoted market prices.

CASH AND CASH EQUIVALENTS, RECEIVABLE FOR INVESTMENTS SOLD AND PAYABLE FOR INVESTMENTS PURCHASED - The carrying amounts of these items are a reasonable estimate of their fair value.

SECURITIES PURCHASED UNDER AGREEMENTS TO RESELL - The fair value is estimated based upon the quoted market prices of the transactions' underlying collateral.

PREPAID  REINSURANCE   PREMIUMS  -  The  fair  value  of  MBIA  Corp.'s  prepaid
reinsurance premiums is based on the estimated cost of entering into an assumption of the entire portfolio with third party reinsurers under current market conditions.

DEFERRED PREMIUM REVENUE - The fair value of MBIA Corp.'s deferred premium revenue is based on the estimated cost of entering into a cession of the entire portfolio with third party reinsurers under current market conditions.

LOSS AND LOSS ADJUSTMENT EXPENSE RESERVES - The carrying amount is composed of the present value of the expected cash flows for specifically identified claims combined with an estimate for unidentified claims. Therefore, the carrying amount is a reasonable estimate of the fair value of the reserve.

SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE - The fair value is estimated based upon the quoted market prices of the transactions' underlying collateral.

INSTALLMENT PREMIUMS - The fair value is derived by calculating the present value of the estimated future cash flow stream discounted at 9%.

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


                           As of December 31, 1996  As of December 31, 1995
                           -----------------------  -----------------------
                              Carrying   Estimated    Carrying    Estimated
In thousands                    Amount  Fair Value      Amount   Fair Value
--------------------------------------------------  -----------------------
Assets:
Fixed-maturity securities   $4,149,700  $4,149,700  $3,652,621   $3,652,621
Short-term investments         169,889     169,889     198,035      198,035
Other investments               14,851      14,851      14,064       14,064
Cash and cash equivalents        3,288       3,288       2,135        2,135
Securities purchased under
  agreements to resell         108,900     124,471         ---          ---
Prepaid reinsurance
  premiums                     216,846     189,631     200,887      174,444
Receivable for
  investments sold                 975         975       5,729        5,729

Liabilities:
Deferred premium
  revenue                    1,785,875   1,545,976   1,616,315    1,395,159
Loss and loss adjustment
  expense reserves              59,314      59,314      42,505       42,505
Securities sold under
  agreements to repurchase     108,900     115,838         ---          ---
Payable for investments
  purchased                     48,811      48,811      10,695       10,695

Off-balance-sheet instruments:
Installment premiums               ---     287,969         ---      235,371

                           MBIA INSURANCE CORPORATION
                                AND SUBSIDIARIES





                        CONSOLIDATED FINANCIAL STATEMENTS

                 AS OF SEPTEMBER 30, 1997 AND DECEMBER 31, 1996

              AND FOR THE PERIODS ENDED SEPTEMBER 30, 1997 AND 1996

                           MBIA INSURANCE CORPORATION
                                AND SUBSIDIARIES



                                    I N D E X
                                    ---------


                                                                           PAGE
                                                                           ----
Consolidated Balance Sheets -
    September 30, 1997 (Unaudited) and December 31, 1996 (Audited)           3

Consolidated Statements of Income -
    Three months and nine months ended September 30, 1997
      and 1996 (Unaudited)                                                   4

Consolidated Statement of Changes in Shareholder's Equity -
    Nine months ended September 30, 1997 (Unaudited)                         5

Consolidated Statements of Cash Flows -
    Nine months ended September 30, 1997 and 1996 (Unaudited)                6

Notes to Consolidated Financial Statements (Unaudited)                       7

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                 (Dollars in thousands except per share amounts)

                                                                September 30, 1997     December 31, 1996
                                                                ------------------     -----------------
                                                                    (Unaudited)            (Audited)
                    ASSETS
Investments:
   Fixed-maturity securities held as available-for-sale
      at fair value (amortized cost $4,513,710 and $4,001,562)          $4,725,555            $4,149,700
   Short-term investments, at amortized cost
      (which approximates fair value)                                      207,356               169,889
   Other investments                                                        16,209                14,851
                                                                      ------------          ------------
        TOTAL INVESTMENTS                                                4,949,120             4,334,440
Cash and cash equivalents                                                    3,962                 3,288
Securities purchased under agreements to resell                            168,120               108,900
Accrued investment income                                                   73,615                65,194
Deferred acquisition costs                                                 153,487               147,750
Prepaid reinsurance premiums                                               230,559               216,846
Goodwill (less accumulated amortization
   of $45,929 and $42,262)                                                  97,051               100,718
Property and equipment, at cost (less accumulated
   depreciation of $17,260 and $14,782)                                     51,173                47,176
Receivable for investments sold                                             45,948                   975
Other assets                                                                45,697                40,871
                                                                      ------------          ------------
        TOTAL ASSETS                                                    $5,818,732            $5,066,158
                                                                      ============          ============

               LIABILITIES AND SHAREHOLDER'S EQUITY
Liabilities:
   Deferred premium revenue                                             $1,913,605            $1,785,875
   Loss and loss adjustment expense reserves                                73,246                59,314
   Securities sold under agreements to repurchase                          168,120               108,900
   Deferred income taxes                                                   232,800               195,704
   Payable for investments purchased                                        69,705                48,811
   Other liabilities                                                       136,693                63,683
                                                                      ------------          ------------
        TOTAL LIABILITIES                                                2,594,169             2,262,287
                                                                      ------------          ------------

Shareholder's Equity:
   Common stock, par value $150 per share; authorized,
      issued and outstanding - 100,000 shares                               15,000                15,000
   Additional paid-in capital                                            1,134,709             1,041,876
   Retained earnings                                                     1,943,413             1,651,315
   Cumulative translation adjustment                                        (7,866)               (1,188)
   Unrealized appreciation of investments,
      net of deferred income tax provision
      of $75,107 and $52,175                                               139,307                96,868
                                                                      ------------          ------------
        TOTAL SHAREHOLDER'S EQUITY                                       3,224,563             2,803,871
                                                                      ------------          ------------

        TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY                      $5,818,732            $5,066,158
                                                                      ============          ============

               The accompanying notes are an integral part of the
                       consolidated financial statements.

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

                             (Dollars in thousands)

                                                   Three months ended            Nine months ended
                                                      September 30                  September 30
                                               -------------------------     -------------------------
                                                   1997          1996            1997          1996
                                               -----------   -----------     -----------   -----------
Revenues:
    Gross premiums written                        $124,858      $ 80,353        $382,602      $335,807
    Ceded premiums                                 (16,204)       (9,036)        (45,017)      (35,665)
                                               -----------   -----------     -----------   -----------
        Net premiums written                       108,654        71,317         337,585       300,142
    Increase in deferred premium revenue           (33,959)       (6,336)       (117,303)     (111,889)
                                               -----------   -----------     -----------   -----------
        Premiums earned (net of ceded
            premiums of $10,039, $10,285,
            $31,304 and $29,187)                    74,695        64,981         220,282       188,253
    Net investment income                           72,283        62,935         206,201       183,339
    Net realized gains                               6,119         3,115          12,974         9,702
    Other                                              321           724           1,014         2,047
                                               -----------   -----------     -----------   -----------
        Total revenues                             153,418       131,755         440,471       383,341
                                               -----------   -----------     -----------   -----------

Expenses:
    Losses and loss adjustment                       4,892         2,888          13,150        10,354
    Policy acquisition costs, net                    7,037         6,404          20,612        18,294
    Operating                                       12,984        12,551          36,813        34,625
                                               -----------   -----------     -----------   -----------
        Total expenses                              24,913        21,843          70,575        63,273
                                               -----------   -----------     -----------   -----------

Income before income taxes                         128,505       109,912         369,896       320,068

Provision for income taxes                          27,183        22,026          77,798        67,311
                                               -----------   -----------     -----------   -----------

Net income                                        $101,322      $ 87,886        $292,098      $252,757
                                               ===========   ===========     ===========   ===========

               The accompanying notes are an integral part of the
                       consolidated financial statements.

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
      CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY (Unaudited)


                  For the nine months ended September 30, 1997

                 (Dollars in thousands except per share amounts)


                                      Common Stock        Additional                  Cumulative     Unrealized
                                   -------------------     Paid-in       Retained    Translation    Appreciation
                                    Shares     Amount      Capital       Earnings     Adjustment   of Investments
                                   --------   --------   -----------   -----------   -----------   --------------
Balance, January 1, 1997            100,000    $15,000    $1,041,876    $1,651,315       ($1,188)        $ 96,868

Net income                              ---        ---           ---       292,098           ---              ---

Change in foreign
    currency translation                ---        ---           ---           ---        (6,678)             ---

Change in unrealized
    appreciation of investments
    net of change in deferred
    income taxes of ($22,932)           ---        ---           ---           ---           ---            42,439

Capital contribution from
    MBIA Inc.                           ---        ---        80,000           ---           ---               ---

Tax reduction related to tax
    sharing agreement
    with MBIA Inc.                      ---        ---        12,833           ---           ---               ---

                                   --------   --------   -----------   -----------    ----------      -------------
Balance, September 30, 1997         100,000    $15,000    $1,134,709    $1,943,413       ($7,866)          $139,307
                                   ========   ========   ===========   ===========    ==========      =============

               The accompanying notes are an integral part of the
                       consolidated financial statements.

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
                             (Dollars in thousands)

                                                                     Nine months ended
                                                                        September 30
                                                                ----------------------------
                                                                    1997             1996
                                                                ------------    ------------
Cash flows from operating activities:
     Net income                                                   $  292,098      $  252,757
     Adjustments to reconcile net income to net
        cash provided by operating activities:
        Increase in accrued investment income                         (8,421)         (5,839)
        Increase in deferred acquisition costs                        (5,737)         (4,589)
        Increase in prepaid reinsurance premiums                     (13,713)         (6,478)
        Increase in deferred premium revenue                         131,016         118,367
        Increase in loss and loss adjustment expense reserves         13,932           9,136
        Depreciation                                                   2,904           2,179
        Amortization of goodwill                                       3,667           3,672
        Amortization of bond discount, net                            (7,391)         (5,510)
        Net realized gains on sale of investments                    (12,974)         (9,702)
        Deferred income taxes                                         14,296          10,325
        Other, net                                                    70,962          16,606
                                                                ------------    ------------
        Total adjustments to net income                              188,541         128,167
                                                                ------------    ------------

        Net cash provided by operating activities                    480,639         380,924
                                                                ------------    ------------

Cash flows from investing activities:
     Purchase of fixed-maturity securities, net
        of payable for investments purchased                      (1,606,108)     (1,047,429)
     Sale of fixed-maturity securities, net of
        receivable for investments sold                              917,679         589,812
     Redemption of fixed-maturity securities,
        net of receivable for investments redeemed                   126,478         106,439
     Sale (purchase) of short-term investments, net                    8,345         (12,693)
     Sale of other investments, net                                      565             361
     Capital expenditures, net of disposals                           (6,924)         (3,851)
                                                                ------------    ------------

        Net cash used by investing activities                       (559,965)       (367,361)
                                                                ------------    ------------

Cash flows from financing activities:
     Capital contributions from MBIA Inc.                             80,000             ---
     Dividends paid                                                      ---         (13,000)
                                                                ------------    ------------

        Net cash provided (used) by financing activities              80,000         (13,000)
                                                                ------------    ------------

Net increase in cash and cash equivalents                                674             563
Cash and cash equivalents - beginning of period                        3,288           2,135
                                                                ------------    ------------

Cash and cash equivalents - end of period                         $    3,962      $    2,698
                                                                ============    ============

Supplemental cash flow disclosures:
     Income taxes paid                                            $   58,968      $   50,678

               The accompanying notes are an integral part of the
                       consolidated financial statements.

                  MBIA INSURANCE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.  Basis of Presentation
-------------------------
The accompanying consolidated financial statements are unaudited and include the accounts of MBIA Insurance Corporation and its Subsidiaries (the "Company"). The statements do not include all of the information and disclosures required by generally accepted accounting principles. These statements should be read in conjunction with the Company's consolidated financial statements and notes thereto for the year ended December 31, 1996. The accompanying consolidated financial statements have not been audited by independent accountants in accordance with generally accepted auditing standards but in the opinion of management such financial statements include all adjustments, consisting only of normal recurring adjustments, necessary to summarize fairly the Company's financial position and results of operations. The results of operations for the nine months ended September 30, 1997 may not be indicative of the results that may be expected for the year ending December 31, 1997. The December 31, 1996 condensed balance sheet data was derived from audited financial statements, but does not include all disclosures required by generally accepted accounting principles. The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany balances have been eliminated. Certain amounts have been reclassified in prior years' financial statements to conform to the current presentation.


2.  Dividends Declared
----------------------
No dividends were declared by the Company during the nine months ended September 30, 1997.

No dealer, salesman, or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus Supplement and the Prospectus in connection with the offer contained herein, and, if given or made, such information or representations must not be relied upon as having been authorized by the Depositor, the Servicer or the Underwriters. This Prospectus Supplement and the Prospectus do not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this Prospectus Supplement and the Prospectus at any time does not imply that the information herein or therein is correct as of any time subsequent to the date hereof.

                                TABLE OF CONTENTS
                                                                         Page
                              Prospectus Supplement
Reports to Certificateholders..........................................   S-2
Summary of Terms.......................................................   S-3
Risk Factors ..........................................................  S-12
Formation of the Trust  ...............................................  S-13
The Receivables Pool...................................................  S-14
Yield and Prepayment Considerations....................................  S-18
The Depositor and UAC  ................................................  S-19
The Insurer............................................................  S-19
The Offered Certificates  .............................................  S-21
ERISA Considerations...................................................  S-30
Underwriting...........................................................  S-30
Legal Opinions.........................................................  S-31
Experts................................................................  S-31
Index of Principal Terms ..............................................  S-32
Financial Statements of the
   Insurer.............................................................   F-1

                                   Prospectus
Available Information    ..............................................     2
Incorporation of Certain Documents
   by Reference........................................................     2
Summary of Terms.......................................................     3
Risk Factors...........................................................    10
The Trusts.............................................................    13
The Receivables Pools..................................................    14
Weighted Average Life of the Certificates..............................    16
Pool Factors and Other
   Certificate Information.............................................    17
Use of Proceeds........................................................    17
Union Acceptance Corporation and Affiliates............................    18
Description of the Certificates........................................    18
Description of the Transfer
   and Servicing Agreements............................................    22
Certain Legal Aspects of the Receivables...............................    29
Certain Federal Income Tax Consequences................................    33
ERISA Considerations...................................................    42
Plan of Distribution...................................................    43
Legal Matters..........................................................    44
Index of Principal Terms...............................................    45

                                 $228,938,158.83

                             UACSC 1998-A Auto Trust

                                 $28,825,000.00
                         5.6111% Class A-1 Money Market
                    Automobile Receivable Backed Certificates

                                 $74,725,000.00
                           5.92% Class A-2 Automobile
                         Receivable Backed Certificates

                                 $45,200,000.00
                           6.05% Class A-3 Automobile
                         Receivable Backed Certificates

                                 $51,000,000.00
                           6.11% Class A-4 Automobile
                         Receivable Backed Certificates

                                 $29,188,158.83
                           6.23% Class A-5 Automobile
                         Receivable Backed Certificates

                        Class I Interest Only Automobile
                         Receivable Backed Certificates

                          Union Acceptance Corporation
                                    Servicer

                         UAC Securitization Corporation
                                    Depositor


                                  [UACSC LOGO]


                    Underwriters of the Class A Certificates
                             NationsBanc Montgomery
                                 Securities LLC

                              Salomon Smith Barney

                     Underwriter of the Class I Certificates
                             NationsBanc Montgomery
                                 Securities LLC

                              Prospectus Supplement

                               Dated March 5, 1997